EXECUTION COPY

______________________________________________________________________________

AMENDED AND RESTATED TRUST AGREEMENT

among

WACHOVIA EDUCATION LOAN FUNDING LLC,

as Depositor

CHASE BANK USA, NATIONAL ASSOCIATION,

not in its individual capacity but solely

as Eligible Lender Trustee

and

WACHOVIA BANK, NATIONAL ASSOCIATION,

as Administrator

Dated as of November 29, 2005

______________________________________________________________________________

TABLE OF CONTENTS

Page

ARTICLE I

SECTION 1.1  Definitions and Usage

1

ARTICLE II ORGANIZATION

SECTION 2.1  Creation of Trust; Name

1

SECTION 2.2  Office

1

SECTION 2.3  Purposes and Powers

1

SECTION 2.4  Appointment of Eligible Lender Trustee

2

SECTION 2.5  Initial Capital Contribution of Trust Estate

2

SECTION 2.6  Declaration of Trust

2

SECTION 2.7  Liability of the Holder of the Excess Distribution Certificate

3

SECTION 2.8  Title to Trust Property

3

SECTION 2.9  Representations, Warranties and Covenants of the Depositor

3

SECTION 2.10  Intentionally Omitted

4

SECTION 2.11  Authorization of Depositor

4

ARTICLE III BENEFICIAL OWNERSHIP AND EXCESS DISTRIBUTION CERTIFICATES

SECTION 3.1  Initial Beneficial Ownership

5

SECTION 3.2  Corporate Trust Office

5

SECTION 3.3  The Excess Distribution Certificate

5

ARTICLE IV ACTIONS BY ELIGIBLE LENDER TRUSTEE

SECTION 4.1  Prior Notice to the Holder of the Excess Distribution Certificate

With Respect to Certain Matters

10

SECTION 4.2  Action with Respect to Sale of the Trust Student Loans

11

SECTION 4.3  Action with Respect to Bankruptcy

11

SECTION 4.4  Restrictions

11

ARTICLE V APPLICATION OF TRUST FUNDS; CERTAIN DUTIES

SECTION 5.1  Application of Trust Funds

12

SECTION 5.2  Method of Payment

12

SECTION 5.3  No Segregation of Moneys; No Interest

12

SECTION 5.4  Reports to the Holder of the Excess Distribution Certificates, the

Internal Revenue Service and Others

12

ARTICLE VI AUTHORITY AND DUTIES OF ELIGIBLE LENDER TRUSTEE

SECTION 6.1  General Authority

13

SECTION 6.2  General Duties

13

SECTION 6.3  Action upon Instruction

13

SECTION 6.4  No Duties Except as Specified in this Agreement or in Instructions

14

SECTION 6.5  No Action Except Under Specified Documents or Instructions

15

SECTION 6.6  Restrictions

15

SECTION 6.7  Privacy and Security Provisions

15

ARTICLE VII CONCERNING THE ELIGIBLE LENDER TRUSTEE

SECTION 7.1  Acceptance of Trusts and Duties

15

SECTION 7.2  Intentionally Omitted

17

SECTION 7.3  Representations and Warranties

17

SECTION 7.4  Reliance; Advice of Counsel

17

SECTION 7.5  Not Acting in Individual Capacity

18

SECTION 7.6  Eligible Lender Trustee Not Liable for Excess Distribution

Certificate or Trust Student Loans

18

SECTION 7.7  Eligible Lender Trustee May Own Notes

18

ARTICLE VIII COMPENSATION AND INDEMNITY OF ELIGIBLE LENDER TRUSTEE

SECTION 8.1  Eligible Lender Trustee’s Fees and Expenses

19

SECTION 8.2  Payments to the Eligible Lender Trustee

19

SECTION 8.3  Indemnity

19

SECTION 8.4  Interim Eligible Lender Trustee

19

ARTICLE IX TERMINATION OF TRUST AGREEMENT

SECTION 9.1  Termination of Trust Agreement

19

ARTICLE X SUCCESSOR ELIGIBLE LENDER TRUSTEES AND ADDITIONAL ELIGIBLE LENDER TRUSTEES

SECTION 10.1  Eligibility Requirements for Eligible Lender Trustee

20

SECTION 10.2  Resignation or Removal of Eligible Lender Trustee

20

SECTION 10.3  Successor Eligible Lender Trustee

21

SECTION 10.4  Merger or Consolidation of Eligible Lender Trustee

22

SECTION 10.5  Appointment of Co-Eligible Lender Trustee or Separate Eligible

Lender Trustee

22

ARTICLE XI MISCELLANEOUS

SECTION 11.1  Supplements and Amendments

23

SECTION 11.2  No Legal Title to Trust Estate in Holder of the Excess Distribution

Certificate

25

SECTION 11.3  Limitations on Rights of Others

25

SECTION 11.4  Notices

25

SECTION 11.5  Severability

25

SECTION 11.6  Separate Counterparts

26

SECTION 11.7  Successors and Assigns

26

SECTION 11.8  No Petition

26

SECTION 11.9  No Recourse

26

SECTION 11.10  Headings

27

SECTION 11.11  Governing Law

27

Exhibit A

Form of Excess Distribution Certificate

Exhibit B

Form of Certificate of Trust

Exhibit C

Form of Transferor Letter

Exhibit D-1

Form of Transferee Letter (Non-Rule 144A)

Exhibit D-2

Form of Transferee Letter (Rule 144A)

Appendix A

Definitions and Usage

AMENDED AND RESTATED TRUST AGREEMENT dated as of November 29, 2005, among WACHOVIA EDUCATION LOAN FUNDING LLC, a Delaware limited liability company, as the Depositor, CHASE BANK USA, NATIONAL ASSOCIATION, a national backing association, not in its individual capacity but solely as the Eligible Lender Trustee, and WACHOVIA BANK, NATIONAL ASSOCIATION, a national backing association, as the Administrator, acting as the initial Excess Distribution Certificate Paying Agent and the initial Excess Distribution Certificate Registrar hereunder.

WITNESSETH:

The Depositor and the Eligible Lender Trustee are parties to the trust agreement dated as of November  2, 2005 (the “Short-Form Trust Agreement”) pursuant to which a trust known as “Wachovia Student Loan Trust 2005-1” was established;

The Depositor, the Indenture Trustee and the Eligible Lender Trustee desire to amend and restate the Short-Form Trust Agreement upon the terms and conditions set forth herein as follows:

ARTICLE I

SECTION 1.1

Definitions and Usage.  Except as otherwise specified herein or as the context may otherwise require, capitalized terms used but not otherwise defined herein are defined in Appendix A hereto, which also contains rules as to usage that shall be applicable herein.

ARTICLE II

Organization

SECTION 2.1

Creation of Trust; Name.  There is hereby created a Trust which shall be known as “Wachovia Student Loan Trust 2005-1”, in which name the Eligible Lender Trustee may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.  The Trust shall constitute a statutory trust within the meaning of Section 3801(a) of the Delaware Statutory Trust Act for which the Eligible Lender Trustee has filed or caused to be filed a certificate of trust with the Secretary of State of the State of Delaware pursuant to Section 3810(a) of the Delaware Statutory Trust Act.

SECTION 2.2

Office.  The office of the Trust shall be in care of the Eligible Lender Trustee at its Corporate Trust Office or at such other address as the Eligible Lender Trustee may designate by written notice to the Depositor.

SECTION 2.3

Purposes and Powers.  The purpose of the Trust is to engage in the following activities:

(i)

to issue the Notes pursuant to the Indenture and the Excess Distribution Certificates pursuant to this Agreement and to sell the Notes in one or more transactions;

(ii)

with the proceeds of the sale of the Notes, (A) to fund the Reserve Account pursuant to Section 2.9 of the Administration Agreement, (B) to fund the Capitalized Interest Account pursuant to Section 2.10(b) of the Administration Agreement and to fund the Add-On Consolidation Loan Account pursuant to Section 2.10(e) of the Administration Agreement, (C) to acquire the Initial Trust Student Loans on the Closing Date, and (D) to disburse funds in connection with any Add-On Consolidation Loans during the Consolidation Loan Add-On Period, in each case pursuant to the Contribution Agreement;

(iii)

to Grant the Trust Estate to the Indenture Trustee pursuant to the Indenture, and to hold, manage and distribute to the Excess Distribution Certificateholders pursuant to the terms of this Agreement any portion of the Trust Estate released from the Lien of, and remitted to the Trust pursuant to, the Indenture;

(iv)

to enter into and perform its obligations under the Basic Documents to which it is to be a party;

(v)

to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

(vi)

subject to compliance with the Basic Documents, to engage in such other activities as may be required in connection with conservation of the Trust Estate and the making of distributions to the Noteholders and the others specified in Sections 2.7 and 2.8  of the Administration Agreement.

The Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the other Basic Documents.

SECTION 2.4

Appointment of Eligible Lender Trustee.  The Depositor hereby appoints the Eligible Lender Trustee as trustee of the Trust, effective as of the date hereof, to have all the rights, powers and duties set forth herein.

SECTION 2.5

Initial Capital Contribution of Trust Estate. The Depositor hereby sells, assigns, transfers, conveys and sets over to the Eligible Lender Trustee, as of the date hereof, the sum of $100.00. The Eligible Lender Trustee hereby acknowledges receipt in trust from the Depositor, as of the date hereof, of the foregoing contribution, which shall constitute the Initial Trust Estate and shall be deposited in the Collection Account.  The Depositor shall pay the organizational expenses of the Trust as they may arise or shall, upon the request of the Eligible Lender Trustee, promptly reimburse the Eligible Lender Trustee for any such expenses paid by the Eligible Lender Trustee.

SECTION 2.6

Declaration of Trust.  The Eligible Lender Trustee hereby declares that it will hold the Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of the Excess Distribution Certificateholders, subject to the obligations of the Trust under the other Basic Documents.  It is the intention of the parties hereto that the Trust constitute a statutory trust under Delaware law and that this Agreement constitute the governing instrument of such trust. Effective as of the date hereof, the Eligible Lender Trustee shall have all rights, powers and duties set forth herein and in the Delaware Statutory Trust Act with respect to accomplishing the purposes of the Trust.

SECTION 2.7

Liability of the Excess Distribution Certificateholders.  No Excess Distribution Certificateholder (in such capacity) shall have any personal liability for any liability or obligation of the Trust.

SECTION 2.8

Title to Trust Property.  Legal title to all of the Trust Estate shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Eligible Lender Trustee, a co-trustee and/or a separate trustee, as the case may be; provided that legal title to the Trust Student Loans shall be vested at all times in the Eligible Lender Trustee on behalf of the Trust.

SECTION 2.9

Representations, Warranties and Covenants of the Depositor.  The Depositor hereby represents, warrants and covenants to the Eligible Lender Trustee as follows:

(a)

The Depositor is duly organized and validly existing as a Delaware limited liability company in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

(b)

The Depositor has the power and authority to execute and deliver this Agreement and to carry out its terms; the Depositor has the power and authority to sell and assign the property to be sold and assigned to and deposited with the Trust (or with the Eligible Lender Trustee on behalf of the Trust) and the Depositor has duly authorized such sale and assignment and deposit to the Trust (or to the Eligible Lender Trustee on behalf of the Trust) by all necessary action; and the execution, delivery and performance of this Agreement has been duly authorized by the Depositor by all necessary action.

(c)

This Agreement constitutes a legal, valid and binding obligation of the Depositor enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and similar laws relating to creditors’ rights generally and subject to general principles of equity.

(d)

The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Certificate of Formation or Limited Liability Company Agreement of the Depositor, or any indenture, agreement or other instrument to which the Depositor is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); nor violate any law or, to the Depositor’s knowledge, any order, rule or regulation applicable to the Depositor of any court or of any Federal or State regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties.

(e)

The Depositor agrees, for the benefit of the Noteholders and the Excess Distribution Certificateholders, that it will comply with each of the requirements set forth in the Certificate of Formation and its Limited Liability Company Agreement.

SECTION 2.10

Tax Treatment.

(a)

The Trust shall be treated as a partnership for United States federal tax purposes at all times that there are two or more holders of Excess Distribution Certificates and shall not make any election to the contrary in any tax or information return filed by the Trust.

(b)

Wachovia Bank as the tax matters partner of the Trust shall maintain a capital account for each holder of an Excess Distribution Certificate in accordance with the requirements of the regulations promulgated under Section 7.04(b) of the Code.

(c)

Wachovia Bank shall be designated as the tax matters partner of the Trust for purposes of Section 6231(a)(7) of the Code for any period in which WELF Holding is wholly owned by Wachovia Bank and which WELF Holding holds an Excess Distribution Certificate.  In addition, the tax matters partner at the end of the year, shall prepare and sign any federal, State or local tax or information returns, and shall make any elections as it determines in its sole discretion should be made for the Trust provided that it shall not make any election to have the Trust treated as anything other than a partnership for any federal, state or local tax purposes (or a disregarded entity if there is a single owner of the Excess Distribution Certificates).  Wachovia Bank shall not sell, assign or transfer any interest in WELF Holding and WELF Holding shall not sell, assign or transfer its entire interest in its Excess Distribution Certificate without Wachovia Bank first finding an Excess Distribution Certificateholder to assume the role of tax matters partner, including each of the obligations and restrictions, or analogous restrictions that apply to Wachovia Bank, in this Section 2.10.

(d)

Each holder of an Excess Distribution Certificate shall inform Wachovia Bank as the tax matters partner of the Trust or any successor tax matters partner of any Notes held directly or indirectly by such holder or any affiliate of such holder.

(e)

It is the intention of the parties that the Trust be treated as a partnership for all federal, State and local tax purposes with each holder of an Excess Distribution Certificate being treated as a partner of such partnership and the Notes being treated as debt for all federal, state and local tax purposes.

(f)

All net income or loss of the Trust, as determined for federal income tax purposes,  and any items requiring separate statement shall be allocated in proportion to the Excess Distribution Certificates held.  If there is a transfer of an Excess Distribution Certificate during any taxable year of the Trust income shall be allocated between the transferor and transferee in any manner that the tax matters partner for such year determines is permissible and reasonable.

SECTION 2.11

Authorization of the Depositor.  The Depositor is authorized and directed to execute on behalf of the Issuer, and, after execution, to deliver to the Administrator for filing with the Commission, all documents and forms required to be filed in accordance with applicable law or the rules and regulations prescribed by the Commission.

ARTICLE III

Beneficial Ownership and
Excess Distribution Certificates

SECTION 3.1

Initial Beneficial Ownership.  Upon the formation of the Trust by the contribution by the Depositor pursuant to Section 2.5 and until the issuance of the Excess Distribution Certificates, the Depositor shall be the sole beneficial owner of the Trust.  The Excess Distribution Certificates will initially be owned and retained by the Depositor and WELF Holding, respectively.

SECTION 3.2

Corporate Trust Office. The Eligible Lender Trustee initially designates 500 Stanton Christiana Road, FL3/OPS4, Newark, Delaware 19713, as its principal Corporate Trust Office, at which it shall act as Trustee of the Trust.  The Excess Distribution Certificate Registrar’s New York office and the authenticating agent’s office are located at:

One Penn Plaza, NY4045

New York, NY 10119-0000
Telephone:  (800) 665-9359
Facsimile:   (917) 351-2022

SECTION 3.3

The Excess Distribution Certificates.

(a)

General.  The Excess Distribution Certificates shall be issued in one or more registered, definitive physical certificates substantially in the form of Exhibit A hereto.  The Excess Distribution Certificates shall receive payments as provided in Sections 2.8(m) and 2.9(f), as applicable, of the Administration Agreement.  The Excess Distribution Certificates shall be executed on behalf of the Trust by manual or facsimile signature of an authorized officer of the Eligible Lender Trustee.  An Excess Distribution Certificate bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trust, shall be valid and binding obligations of the Trust, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Excess Distribution Certificate or did not hold such offices at the date of authentication and delivery of such Excess Distribution Certificate.

(b)

Authentication.  Concurrently with the sale of the Trust Student Loans to the Trust pursuant to the Contribution Agreement, the Eligible Lender Trustee shall cause the Excess Distribution Certificates to be executed on behalf of the Trust, authenticated and delivered to or upon the written order of the Depositor and WELF Holding, respectively, signed by its president or any vice president, without further action by the Depositor.  For all purposes hereunder, the Depositor and WELF Holding shall be the Excess Distribution Certificateholders.  No Excess Distribution Certificate shall entitle its holder to any benefit under this Agreement, or shall be valid for any purpose, unless there shall appear on such Excess Distribution Certificate a certificate of authentication substantially in the form set forth in Exhibit A, executed by the Eligible Lender Trustee or the Administrator, as the Eligible Lender Trustee’s authenticating agent, by manual signature; such authentication shall constitute conclusive evidence that such Excess Distribution Certificate shall have been duly authenticated and delivered hereunder.  The Excess Distribution Certificates shall be dated the date of the authentication.  No further Excess Distribution Certificate shall be issued except pursuant to paragraph (c) or (d) below.

(c)

Registration of Transfer and Exchange.  The Excess Distribution Certificate Registrar shall keep or cause to be kept, at the office or agency maintained pursuant to paragraph (f) below, the Excess Distribution Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Eligible Lender Trustee shall provide for the registration of the Excess Distribution Certificates and of transfers and exchanges of the Excess Distribution Certificates as herein provided. Wachovia Bank, National Association, as Administrator, shall be the initial Excess Distribution Certificate Registrar.

Upon surrender for registration of transfer of any Excess Distribution Certificate at the office or agency maintained pursuant to paragraph (f) below, the Eligible Lender Trustee shall execute, authenticate and deliver (or shall cause the Administrator as its authenticating agent to authenticate and deliver), in the name of the designated transferee, a new Excess Distribution Certificate dated the date of authentication by the Eligible Lender Trustee or any authenticating agent.  At the option of any Excess Distribution Certificateholder, an Excess Distribution Certificate may be exchanged for another Excess Distribution Certificate upon surrender of such Excess Distribution Certificate to be exchanged at the office or agency maintained pursuant to paragraph (f) below.

An Excess Distribution Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Eligible Lender Trustee and the Excess Distribution Certificate Registrar duly executed by the holder thereof or his attorney duly authorized in writing, with such signature (other than for transfers or exchanges to or among any Affiliates of the Depositor) guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.  An Excess Distribution Certificate surrendered for registration of transfer or exchange shall be cancelled and subsequently disposed of by the Eligible Lender Trustee in accordance with its customary practice.

No service charge shall be made for any registration of transfer or exchange of any Excess Distribution Certificate, but the Eligible Lender Trustee or the Excess Distribution Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of any Excess Distribution Certificate.

The preceding provisions of this Section notwithstanding, the Eligible Lender Trustee shall not be required to make and the Excess Distribution Certificate Registrar need not register transfers or exchanges of any Excess Distribution Certificate for a period of 15 days preceding any Distribution Date with respect to the Excess Distribution Certificates.

The Excess Distribution Certificates (including any beneficial interest therein) may not be acquired by or for the account of (i) any Benefit Plan, (ii) any person who is not a United States person within the meaning of Section 7701(a)(30) of the Code, or (iii) any Person that is a grantor trust, partnership or S-corporation for United States federal tax purposes.  By accepting and holding any Excess Distribution Certificate, the holder thereof shall be deemed to have represented and warranted that it is not acquiring such Excess Distribution Certificate by or for the account of any entity in violation of the above restrictions, and to have agreed that if such restrictions are violated, the holder will promptly dispose of such Excess Distribution Certificate.

(d)

Mutilated, Destroyed, Lost or Stolen Excess Distribution Certificates.  If (1) a mutilated Excess Distribution Certificate shall be surrendered to the Excess Distribution Certificate Registrar, or if the Excess Distribution Certificate Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of such Excess Distribution Certificate, and (2) there shall be delivered to the Excess Distribution Certificate Registrar and the Eligible Lender Trustee such security or indemnity as may be required by them to save each of them and the Trust harmless, then in the absence of notice that such Excess Distribution Certificate shall have been acquired by a protected purchaser, the Eligible Lender Trustee, on behalf of the Trust, shall execute and the Eligible Lender Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Excess Distribution Certificate, a new Excess Distribution Certificate of like tenor.  In connection with the issuance of any new Excess Distribution Certificate under this Section, the Eligible Lender Trustee and the Excess Distribution Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.  Any duplicate Excess Distribution Certificate issued pursuant to this paragraph shall constitute conclusive evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Excess Distribution Certificate shall be found at any time.

(e)

Persons Deemed Owners.  Prior to due presentation of any Excess Distribution Certificate for registration of transfer, the Eligible Lender Trustee and the Excess Distribution Certificate Registrar and any agent of either of them may treat the Person in whose name such Excess Distribution Certificate shall be registered in the Excess Distribution Certificate Register as the owner of such Excess Distribution Certificate for the purpose of receiving distributions thereon and for all other purposes whatsoever, and neither the Eligible Lender Trustee, the Excess Distribution Certificate Registrar nor any agent thereof shall be bound by any notice to the contrary.

(f)

Maintenance of Office or Agency.  The Excess Distribution Certificate Registrar shall maintain in the Borough of Manhattan, The City of New York, an office or offices or agency or agencies where the Excess Distribution Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Excess Distribution Certificate Registrar in respect of the Excess Distribution Certificates may be served.  The New York office of the Excess Distribution Certificate Registrar is specified in Section 3.2 above.

(g)

Appointment of Excess Distribution Certificate Paying Agent.  The Excess Distribution Certificate Paying Agent shall make distributions to the Excess Distribution Certificateholders from the amounts received from the Paying Agent pursuant to Sections 2.8(m) and 2.9(f) of the Administration Agreement and shall report the amounts of such distributions to the Indenture Trustee (if the Excess Distribution Certificate Paying Agent is not the Indenture Trustee).  Any Excess Distribution Certificate Paying Agent shall have the revocable power to receive such funds from the Indenture Trustee for the purpose of making the distributions referred to above.  The Eligible Lender Trustee may revoke such power and remove the Excess Distribution Certificate Paying Agent if the Eligible Lender Trustee determines in its sole discretion that the Excess Distribution Certificate Paying Agent shall have failed to perform its obligations under this Agreement in any material respect.  The Excess Distribution Certificate Paying Agent shall initially be the Administrator, and any co-paying agent chosen by the Eligible Lender Trustee and consented to by the Administrator (which consent shall not be unreasonably withheld).  The Indenture Trustee shall be permitted to resign as Excess Distribution Certificate Paying Agent upon 30 days’ written notice to the Eligible Lender Trustee.  In the event that the Indenture Trustee shall no longer be the Excess Distribution Certificate Paying Agent, the Eligible Lender Trustee shall appoint a successor to act as Excess Distribution Certificate Paying Agent (which shall be a bank or trust company).  The Eligible Lender Trustee shall cause such successor Excess Distribution Certificate Paying Agent or any additional Excess Distribution Certificate Paying Agent appointed by the Eligible Lender Trustee to execute and deliver to the Eligible Lender Trustee an instrument in which such successor Excess Distribution Certificate Paying Agent or additional Excess Distribution Certificate Paying Agent shall agree with the Eligible Lender Trustee that as Excess Distribution Certificate Paying Agent, such successor Excess Distribution Certificate Paying Agent or additional Excess Distribution Certificate Paying Agent will hold all sums, if any, held by it for payment to the Excess Distribution Certificateholders in trust for the benefit of such holder until such sums shall be paid to such holder.  The Excess Distribution Certificate Paying Agent shall return all unclaimed funds to the Eligible Lender Trustee and upon removal of an Excess Distribution Certificate Paying Agent such Excess Distribution Certificate Paying Agent shall also return all funds in its possession to the Eligible Lender Trustee. Any reference in this Agreement to the Excess Distribution Certificate Paying Agent shall include any co-paying agent unless the context requires otherwise.

(h)

Restrictions on Transfer of the Excess Distribution Certificates.

(i)

The Excess Distribution Certificates may be transferred to any Affiliate of the Depositor that is a United States Person within the meaning of Section 7701(a)(30) of the Code or to an entity that is disregarded as separate from such Affiliate under Treasury Regulation Section 301.7701-3, without any requirement to provide any officer’s certificates or legal opinions that would otherwise be required if such proposed transfer was being made to a Person who is not an Affiliate of the Depositor.

(ii)

Except as provided above, no Excess Distribution Certificate shall be sold, pledged, transferred or assigned except as provided below:

(A)

The Excess Distribution Certificates have not been registered or qualified under the Securities Act of 1933, as amended (the “Securities Act”) or any State securities law.  No transfer, sale, pledge or other disposition of the Excess Distribution Certificates or any interest therein shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and effective registration or qualification under applicable State securities laws, or is made in a transaction which does not require such registration or qualification.  In the event that a transfer is to be made without registration or qualification, the Eligible Lender Trustee shall require, in order to assure compliance with such laws, that the prospective transferor and transferee each certify to the Eligible Lender Trustee, the Excess Distribution Certificate Registrar, the Administrator, and, if it is not the proposed transferor, the Depositor, in writing, the facts surrounding the transfer.  Such certifications shall be substantially in the forms of Exhibit C hereto and Exhibit D-1 or D-2 hereto, as applicable.  In the event that such a transfer is to be made within two years from the date of the initial issuance of the Excess Distribution Certificates pursuant hereto (other than a transfer as to which the proposed transferee has provided a certificate in the form of Exhibit D-2), the Eligible Lender Trustee in its sole discretion, may require that there shall also be delivered to the Eligible Lender Trustee, the Excess Distribution Certificate Registrar, the Administrator, or, if it is not the proposed transferor, the Depositor, at the expense of the transferor, an opinion of counsel that such transfer may be made pursuant to an exemption from the Securities Act and such State securities laws.  Any such opinion of counsel shall not be an expense of the Eligible Lender Trustee, the Excess Distribution Certificate Registrar, the Administrator, and, if it is not the proposed transferor, the Depositor.  None of the Depositor, the Administrator or the Eligible Lender Trustee is obligated to register or qualify the Excess Distribution Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of any Excess Distribution Certificate without registration or qualification.  Any such Excess Distribution Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Eligible Lender Trustee, the Excess Distribution Certificate Registrar, the Administrator, and, if it is not the proposed transferor, the Depositor, against any liability that may result if the transfer is not so exempt or is made in accordance with such applicable federal and state laws.

(B)

No transfer of any Excess Distribution Certificate will be registered by the Eligible Lender Trustee or the Excess Distribution Certificate Registrar unless the Eligible Lender Trustee, the Excess Distribution Certificate Registrar, the Administrator, and, if it is not the proposed transferor, the Depositor receives a representation from the proposed transferee of such Excess Distribution Certificate, substantially in the form of Exhibit D-1 or D-2, as the case may be, that such transferee is not acquiring such Excess Distribution Certificate by or for the account of any entity in violation of the restrictions set forth in the final paragraph of Section 3.3(c) above.  If any proposed transferee shall become an Excess Distribution Certificateholder in violation of these provisions, then the last preceding permitted transferee shall be restored, to the extent permitted by law, to all rights as Excess Distribution Certificateholder, retroactive to the date of registration of such transfer of such Excess Distribution Certificate.  Neither the Eligible Lender Trustee nor the Excess Distribution Certificate Registrar shall have any liability to any person for any registration or transfer of any Excess Distribution Certificate that is not permitted or for making any payments due on any Excess Distribution Certificate to the holder thereof or for taking any action with respect to such holder under this Agreement.  Any proposed transferee who becomes an Excess Distribution Certificateholder shall agree to indemnify the Eligible Lender Trustee, the Excess Distribution Certificate Registrar, the Administrator, and, if it is not the proposed transferor, the Depositor, against any loss, damage or penalty incurred as a result of the transfer of any Excess Distribution Certificate to such proposed transferee in violation of such restrictions.

(C)

The prospective transferee shall be aware that the Excess Distribution Certificates shall bear legends referring to the restrictions contained in sub-clauses (A) and (B) above and by its acceptance of an Excess Distribution Certificate agrees to abide by such restrictions.

(D)

The prospective transferee shall deliver an opinion of counsel addressed to the Eligible Lender Trustee, the Administrator, and, if it is not the proposed transferor, the Depositor, to the effect that, (1) as a matter of federal income tax law, such prospective transferee is permitted to accept the transfer of such Excess Distribution Certificate, (2) such transfer or pledge would not jeopardize the tax treatment of the Trust, (3) such transfer or pledge would not subject the Trust to any entity-level tax, (4) such transfer or pledge would not jeopardize the status of the Notes as debt for all purposes, and (5) such pledge or transfer would not cause the Trust to be treated, for federal income tax purposes, as an association or a publicly traded partnership taxable as a corporation.

(E)

No pledge or transfer of any Excess Distribution Certificate shall be effective unless such purchase or transfer is to a single beneficial owner that is a United States Person within the meaning of Section 7701(a)(30) of the Code or to an entity that is disregarded as separate from such Person under Treasury Regulation Section 301.7701-3.

(iii)

Any Excess Distribution Certificateholder, as evidenced by its agreement to accept the rights conferred under the Excess Distribution Certificates, is hereby deemed to accept all obligations of the Depositor under this Agreement.

ARTICLE IV

Actions by Eligible Lender Trustee

SECTION 4.1

Prior Notice to the Excess Distribution Certificateholders With Respect to Certain Matters.  With respect to the following matters, the Eligible Lender Trustee shall not take action unless at least 30 days before the taking of such action, the Eligible Lender Trustee shall have notified the Excess Distribution Certificateholders and each of the Rating Agencies in writing of the proposed action and the Excess Distribution Certificateholders evidencing not less than a majority of the aggregate percentage interest of the Excess Distribution Certificates shall not have notified the Eligible Lender Trustee in writing prior to the 30th calendar day after such notice is given that it has withheld consent or provided alternative direction:

(a)

the initiation of any material claim or lawsuit by the Trust (except claims or lawsuits brought in connection with the collection of the Trust Student Loans) and the compromise of any material action, claim or lawsuit brought by or against the Trust (except with respect to the aforementioned claims or lawsuits for collection of Trust Student Loans);

(b)

the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any class of Noteholders is required; or

(c)

the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any class of Noteholder is not required and such amendment materially adversely affects the interests of the Excess Distribution Certificateholders.

SECTION 4.2

Action with Respect to Sale of the Trust Student Loans.  The Eligible Lender Trustee shall not have the power, except upon the written direction of the Excess Distribution Certificateholders evidencing not less than a majority of the aggregate percentage interest of the Excess Distribution Certificates and except as expressly provided in the Basic Documents, to sell the Trust Student Loans after the payment in full of the Notes.

SECTION 4.3

Action with Respect to Bankruptcy. The Eligible Lender Trustee shall not have the power to commence a voluntary proceeding in bankruptcy relating to the Trust without the prior approval of the Excess Distribution Certificateholders and the delivery to the Eligible Lender Trustee by each Excess Distribution Certificateholder of a certificate certifying that such Excess Distribution Certificateholder reasonably believes that the Trust is insolvent.

SECTION 4.4

Restrictions.  Neither the Depositor nor any Excess Distribution Certificateholder shall direct the Eligible Lender Trustee to take or refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Eligible Lender Trustee under this Agreement or any of the other Basic Documents or would be contrary to Section 2.3 nor shall the Eligible Lender Trustee be obligated to follow any such direction, if given.

In addition, the Trust shall (i) maintain its financial and accounting books and records separate from those of any other entity; (ii) maintain its office and bank accounts separate from any other person or entity and to hold itself out as a separate entity; (iii) not commingle its assets with those of any other person or entity; (iv) conduct its own business in its own name and use stationery, invoices, checks or other business forms under its own name and not that of any other person, (v) other than as expressly set forth herein, pay its indebtedness and operating expenses from its own funds, and the Trust shall not pay the indebtedness, operating expenses and liabilities of any other Person, including the Depositor or any Excess Distribution Certificateholder; (vi) observe all formalities required under the Delaware Statutory Trust Act and other formalities required by the Basic Documents; (vii) not guarantee or become obligated for the debts of any other person or entity; (viii) not hold out its credit as being available to satisfy the obligation of any other person or entity; (ix) not acquire any obligations or securities other than Eligible Investments, provided, however, that the aggregate amount of such Eligible Investments acquired by the Trust shall not exceed 10% of the total value of the Trust’s assets  which were included in the Collateral pursuant to the Indenture; (x) other than as expressly set forth herein, not make loans to any other person or entity or buy or hold evidence of indebtedness issued by any other person or entity; (xi) other than as expressly set forth herein, not pledge its assets for the benefit of any other person or entity; (xii) hold itself out as a separate entity from the Depositor and each Excess Distribution Certificateholder and not conduct any business in the name of the Depositor or any Excess Distribution Certificateholder; (xiii) correct any known misunderstanding regarding its separate identity; (xiv) not identify itself as a division of any other person or entity; (xv) other than as expressly set forth herein, conduct business with the Depositor and each Excess Distribution Certificateholder and any affiliate thereof on an arm’s-length basis; (xvi) maintain adequate capital in light of its contemplated business operations; (xvii) correct any known misunderstanding regarding its separate identity; and (xviii) maintain appropriate records of all appropriate actions and shall maintain its office separate from the offices of the Depositor and each Excess Distribution Certificateholder, and any of their respective affiliates.

ARTICLE V

Application of Trust Funds; Certain Duties

SECTION 5.1

Application of Trust Funds.

(a)

On each Distribution Date, the Excess Distribution Certificate Paying Agent shall distribute to the Excess Distribution Certificateholders any amounts payable in respect of the Excess Distribution Certificates in accordance with the Administration Agreement.

(b)

In the event that any withholding tax is imposed on the Trust’s payment to any Excess Distribution Certificateholder, such tax shall reduce the amount otherwise distributable on such Excess Distribution Certificate.

SECTION 5.2

Method of Payment.  Distributions required to be made to the Excess Distribution Certificateholders on any Distribution Date shall be made to the holder of record on the preceding Record Date either by wire transfer, in immediately available funds, to the account of such holder at a bank or other entity having appropriate facilities therefor, if such holder shall have provided to the Excess Distribution Certificate Paying Agent appropriate written instructions signed by two authorized officers, if any, at least five Business Days prior to such Distribution Date, or, if not, by check mailed to such holder at the address of such holder appearing in the Excess Distribution Certificate Register.

SECTION 5.3

No Segregation of Moneys; No Interest.  Subject to Section 5.1, moneys received by the Eligible Lender Trustee hereunder need not be segregated in any manner except to the extent required by law or the Administration Agreement and may be deposited under such general conditions as may be prescribed by law, and the Eligible Lender Trustee shall not be liable for any interest thereon.

SECTION 5.4

Reports to the Excess Distribution Certificateholders, the Internal Revenue Service and Others.  The Excess Distribution Certificate Paying Agent shall provide (or cause to be provided) any reports or other information required to be provided to the Excess Distribution Certificateholders pursuant to the Code, the regulations promulgated thereunder or other applicable law.  In addition, the Excess Distribution Certificate Paying Agent shall provide (or cause to be provided) any information concerning the Excess Distribution Certificates to the Internal Revenue Service or other taxing authority as required under the Code, the regulations promulgated thereunder or other applicable law. The Excess Distribution Certificate Paying Agent shall be entitled to hire an independent accounting firm to perform the functions described in this Section 5.4, the reasonable fees and expenses of which shall be paid by the Depositor.

ARTICLE VI

Authority and Duties of Eligible Lender Trustee

SECTION 6.1

General Authority.  The Eligible Lender Trustee is authorized and directed to execute and deliver the Basic Documents to which the Trust is to be a party and each certificate or other document attached as an exhibit to or contemplated by the Basic Documents to which the Trust is to be a party, in each case, in such form as the Depositor shall approve as evidenced conclusively by the Eligible Lender Trustee’s execution thereof, and, on behalf of the Trust, to direct the Indenture Trustee to authenticate and deliver Notes denominated in U.S. Dollars in the aggregate principal amount of $1,800,000,000. The Eligible Lender Trustee is also authorized and directed on behalf of the Trust (i) to acquire and hold legal title to the Trust Student Loans from the Depositor and (ii) to take all actions required to be taken by it pursuant to the Administration Agreement and otherwise follow the direction of and cooperate with the Master Servicer in submitting, pursuing and collecting any claims to and with the Department with respect to any Interest Subsidy Payments and Special Allowance Payments relating to the Trust Student Loans.

In addition to the foregoing, the Eligible Lender Trustee is authorized but shall not be obligated to take all actions required of the Trust pursuant to the Basic Documents.  The Eligible Lender Trustee is further authorized from time to time to take such action as the Administrator directs or instructs with respect to the Basic Documents and is directed to take such action to the extent that the Administrator is expressly required pursuant to the Basic Documents to cause the Eligible Lender Trustee to act.

SECTION 6.2

General Duties.  It shall be the duty of the Eligible Lender Trustee to discharge (or cause to be discharged) all of its express responsibilities pursuant to the terms of this Agreement and the other Basic Documents to which the Trust is a party and to administer the Trust in the interest of the Noteholders and the Excess Distribution Certificateholders subject to and in accordance with the provisions of this Agreement and the other Basic Documents.    Notwithstanding the foregoing, the Eligible Lender Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the other Basic Documents to the extent the Administrator has agreed in the Administration Agreement to perform and act or to discharge any duty of the Eligible Lender Trustee hereunder or under any other Basic Document, and the Eligible Lender Trustee shall not be held liable for the default or failure of the Administrator to carry out its obligations under the Administration Agreement.  The Eligible Lender Trustee shall have no obligation to administer, service or collect the Trust Student Loans or to maintain, monitor or otherwise supervise the administration, servicing or collection of the Trust Student Loans.

SECTION 6.3

Action upon Instruction.

(a)

[Reserved].

(b)

The Eligible Lender Trustee shall not be required to take any action hereunder or under any other Basic Document if the Eligible Lender Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Eligible Lender Trustee or is contrary to the terms hereof, any other Basic Document or is otherwise contrary to law.

(c)

Whenever the Eligible Lender Trustee is unable to determine the appropriate course of action between alternative courses and actions permitted or required by the terms of this Agreement or under any other Basic Document, the Eligible Lender Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Excess Distribution Certificateholders requiring instruction as to the course of action to be adopted, and to the extent the Eligible Lender Trustee acts in good faith in accordance with any written instruction of the Excess Distribution Certificateholders received, the Eligible Lender Trustee shall not be liable on account of such action to any Person.  If the Eligible Lender Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement, the other Basic Documents, as it shall deem to be in the best interests of the Excess Distribution Certificateholders, and shall have no liability to any Person for such action or inaction.

(d)

In the event that the Eligible Lender Trustee is unsure as to the application of any provision of this Agreement, any other Basic Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination by the Eligible Lender Trustee or is silent or is incomplete as to the course of action that the Eligible Lender Trustee is required to take with respect to a particular set of facts, the Eligible Lender Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Excess Distribution Certificateholders requesting instruction and, to the extent that the Eligible Lender Trustee acts or refrains from acting in good faith in accordance with any such instruction received, the Eligible Lender Trustee shall not be liable, on account of such action or inaction, to any Person.  If the Eligible Lender Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the other Basic Documents, as it shall deem to be in the best interest of the Excess Distribution Certificateholders, and shall have no liability to any Person for such action or inaction.

SECTION 6.4

No Duties Except as Specified in this Agreement or in Instructions.  The Eligible Lender Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, service, dispose of or otherwise deal with the Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Eligible Lender Trustee is a party, except as expressly provided by the terms of this Agreement or in any document or written instruction received by the Eligible Lender Trustee pursuant to Section 6.3; and no implied duties or obligations shall be read into this Agreement or any other Basic Document against the Eligible Lender Trustee. The Eligible Lender Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to prepare or file any Commission filing for the Trust or to record this Agreement or any other Basic Document.  The Eligible Lender Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of the Trust Estate that result from actions by, or claims against, Chase Bank USA, National Association, in its individual capacity or as the Eligible Lender Trustee that are not related to the ownership or the administration of the Trust Estate.

SECTION 6.5

No Action Except under Specified Documents or Instructions.  The Eligible Lender Trustee shall not otherwise deal with any part of the Trust Estate except (i) in accordance with the powers granted to and the authority conferred upon the Eligible Lender Trustee pursuant to this Agreement, (ii) in accordance with the other Basic Documents to which it is a party and (iii) in accordance with any document or instruction delivered to the Eligible Lender Trustee pursuant to Section 6.3.

SECTION 6.6

Restrictions.  The Eligible Lender Trustee shall not take any action (a) that is inconsistent with the purposes of the Trust set forth in Section 2.3 or (b) that, to the actual knowledge of the Eligible Lender Trustee, would result in the Trust’s becoming taxable as a corporation for Federal income tax purposes.  Neither the Depositor nor any Excess Distribution Certificateholder shall direct the Eligible Lender Trustee to take action that would violate the provisions of this Section.

SECTION 6.7

Privacy and Security Provisions.  With respect to information that is “non-public personal information” (as defined in the GLB Regulations) that is disclosed or provided to the Eligible Lender Trustee in connection with this Agreement, the Eligible Lender Trustee agrees, subject to the terms hereof and the limitations of liability set forth herein, that in performing its obligations under this Agreement, the Eligible Lender Trustee shall comply with all reuse, redisclosure, or other customer information handling, processing, security, notification and protection requirements under the GLB Regulations and other applicable federal and State consumer privacy laws, rules, and regulations.

ARTICLE VII

Concerning the Eligible Lender Trustee

SECTION 7.1

Acceptance of Trusts and Duties.  The Eligible Lender Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Agreement.  The Eligible Lender Trustee also agrees to disburse all moneys actually received by it constituting part of the Trust Estate upon the terms of this Agreement and the other Basic Documents.  The Eligible Lender Trustee shall not be answerable or accountable hereunder or under any other Basic Document under any circumstances, except (i) for its own willful misconduct or negligence or (ii) in the case of the inaccuracy of any representation or warranty contained in Section 7.3 expressly made by the Eligible Lender Trustee.  In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

(a)

the Eligible Lender Trustee shall not be liable for any error of judgment made by a responsible officer of the Eligible Lender Trustee;

(b)

the Eligible Lender Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the direction or instructions of the Administrator, the Depositor or any Excess Distribution Certificateholder;

(c)

no provision of this Agreement or any other Basic Document shall require the Eligible Lender Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under any other Basic Document, if the Eligible Lender Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(d)

under no circumstances shall the Eligible Lender Trustee be liable for indebtedness evidenced by or arising under any of the Basic Documents, including the principal of and interest on the Notes;

(e)

the Eligible Lender Trustee shall not be responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Depositor or for the form, character, genuineness, sufficiency, value or validity of any of the Trust Estate or for or in respect of the validity or sufficiency of the Basic Documents, other than the certificates of authentication on any Excess Distribution Certificate, and the Eligible Lender Trustee shall in no event assume or incur any liability, duty, or obligation to any Noteholder or any Excess Distribution Certificateholder, other than as expressly provided for herein and in the other Basic Documents;

(f)

the Eligible Lender Trustee shall not be liable for the action or inaction, default or misconduct of the Administrator, the Paying Agent, the Excess Distribution Certificate Registrar, the Depositor, the Indenture Trustee or the Master Servicer under any of the other Basic Documents or otherwise and the Eligible Lender Trustee shall have no obligation or liability to perform the obligations of the Trust under this Agreement or the other Basic Documents that are required to be performed by the Administrator under the Administration Agreement, the Indenture Trustee under the Indenture or the Master Servicer under the Master Servicing Agreement; and

(g)

the Eligible Lender Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement, any other Basic Document, at the request, order or direction of the Administrator, the Depositor or the Excess Distribution Certificateholders, unless the Administrator, the Depositor or such holder has offered to the Eligible Lender Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Eligible Lender Trustee therein or thereby.  The right of the Eligible Lender Trustee to perform any discretionary act enumerated in this Agreement or in any other Basic Document shall not be construed as a duty, and the Eligible Lender Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act.

SECTION 7.2

Intentionally Omitted.

SECTION 7.3

Representations and Warranties.  The Eligible Lender Trustee hereby represents and warrants to the Depositor, for the benefit of the Noteholders and the Excess Distribution Certificateholders, that:

(a)

It is duly organized and validly existing in good standing under the laws of its governing jurisdiction and has an office located within the State of Delaware. It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

(b)

It has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf.

(c)

Neither the execution nor the delivery by it of this Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will contravene any Federal or Delaware state law, governmental rule or regulation governing the banking or trust powers of the Eligible Lender Trustee or any judgment or order binding on it, or constitute any default under its charter documents or by-laws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound.

(d)

It is and will maintain its status as an “eligible lender” (as such term is defined in Section 435(d) of the Higher Education Act) for purposes of holding legal title to the Trust Student Loans as contemplated by this Agreement and the other Basic Documents, it has a lender identification number with respect to the Trust Student Loans from the Department and has and will maintain in effect a Guarantee Agreement with each of the Guarantors with respect to the Trust Student Loans.

SECTION 7.4

Reliance; Advice of Counsel.

(a)

The Eligible Lender Trustee shall incur no liability to anyone in acting upon any signature, instrument, direction, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties.  The Eligible Lender Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect.  As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Eligible Lender Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter and such certificate shall constitute full protection to the Eligible Lender Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

(b)

In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement or the other Basic Documents, the Eligible Lender Trustee (i) may act directly or through its agents or attorneys pursuant to agreements entered into with any of them and the Eligible Lender Trustee shall not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Eligible Lender Trustee with reasonable care, and (ii) may consult with counsel and accountants to be selected with reasonable care and employed by it.  The Eligible Lender Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written opinion or advice of any such counsel or accountants and not contrary to this Agreement or any other Basic Document.

SECTION 7.5

Not Acting in Individual Capacity.  Except as provided in this Article VII, in accepting the trusts hereby created Chase Bank USA, National Association, acts solely as Eligible Lender Trustee hereunder and not in its individual capacity and all Persons having any claim against the Eligible Lender Trustee by reason of the transactions contemplated by this Agreement or any other Basic Document shall look only to the Trust Estate for payment or satisfaction thereof.

SECTION 7.6

Eligible Lender Trustee Not Liable for Excess Distribution Certificates or Trust Student Loans.  The recitals contained herein and in the Excess Distribution Certificates (other than the signature of and authentication by the Eligible Lender Trustee on the Excess Distribution Certificates) shall be taken as the statements of the Depositor and the Eligible Lender Trustee assumes no responsibility for the correctness thereof.  The Eligible Lender Trustee makes no representations as to the validity or sufficiency of this Agreement, the Excess Distribution Certificates, or any other Basic Document (other than the signature of and authentication by the Eligible Lender Trustee on the Excess Distribution Certificates), or the Notes, or of any Trust Student Loan or related documents.  The Eligible Lender Trustee shall at no time have any responsibility (or liability except for willfully or negligently terminating or allowing to be terminated any of the Guarantee Agreements, in a case where the Eligible Lender Trustee knows of any facts or circumstances which will or could reasonably be expected to result in any such termination) for or with respect to the legality, validity, enforceability and eligibility for Guarantee Payments, federal reinsurance, Interest Subsidy Payments or Special Allowance Payments, as applicable, in respect of any Trust Student Loan, or for or with respect to the sufficiency of the Trust Estate or its ability to generate the payments to be distributed to the Excess Distribution Certificateholders under this Agreement or the Noteholders, under the Indenture, including the existence and contents of any computer or other record of any Trust Student Loan; the validity of the assignment of any Trust Student Loan to the Eligible Lender Trustee on behalf of the Trust; the completeness of any Trust Student Loan; the performance or enforcement (except as expressly set forth in any Basic Document) of any Trust Student Loan; the compliance by the Depositor or the Master Servicer with any warranty or representation made under any Basic Document or in any related document or the accuracy of any such warranty or representation or any action or inaction of the Administrator, the Indenture Trustee or the Master Servicer or any sub-servicer taken in the name of the Eligible Lender Trustee.

SECTION 7.7

Eligible Lender Trustee May Own Notes.  The Eligible Lender Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may deal with the Depositor, the Excess Distribution Certificateholders, the Administrator, the Indenture Trustee or the Master Servicer in banking transactions with the same rights as it would have if it were not Eligible Lender Trustee.

ARTICLE VIII

Compensation and Indemnity of Eligible Lender Trustee

SECTION 8.1

Eligible Lender Trustee’s Fees and Expenses.  The Eligible Lender Trustee shall receive as compensation for its services hereunder such fees as have been separately agreed upon before the date hereof between the Administrator and the Eligible Lender Trustee, and the Eligible Lender Trustee shall be entitled to be reimbursed by the Administrator, to the extent provided in such separate agreement, for its other reasonable expenses (including the reasonable fees and expenses of counsel and independent accountants) hereunder. Such compensation and expenses shall be paid to the Eligible Lender Trustee either by the Administrator (solely with respect to expenses) or in accordance with the provisions of the Administration Agreement (or, in the case of an Event of Default, the Indenture).

SECTION 8.2

Payments to the Eligible Lender Trustee.  Any amounts paid to the Eligible Lender Trustee pursuant to Section 8.1 hereof or pursuant to Section 9 of the Contribution Agreement, Section 4.2 of the Administration Agreement or Section 4.2 of the Master Servicing Agreement shall be deemed not to be a part of the Trust Estate immediately after such payment.

SECTION 8.3

Indemnity.  The Depositor shall cause Wachovia Bank, National Association to indemnify the Eligible Lender Trustee in its individual capacity and any of its officers, directors, employees and agents as and to the extent provided for in Section 4.2 of the Administration Agreement.

SECTION 8.4

Interim Eligible Lender Trustee.

For the purposes of compensation and indemnities to the Interim Eligible Lender Trustee, the references to “Eligible Lender Trustee” in Section 2.8 and Section 4.2 of the Administration Agreement and Section 5.4(b) of the Indenture shall include Chase Bank USA, National Association in its capacity as Interim Eligible Lender Trustee.

ARTICLE IX

Termination of Trust Agreement

SECTION 9.1

Termination of Trust Agreement.

(a)

This Agreement (other than Article VIII) and the Trust shall terminate and be of no further force or effect upon (1) the final distribution by the Excess Distribution Certificate Paying Agent of all moneys or other property or proceeds of the Trust Estate in accordance with the terms of the Indenture, the Administration Agreement and Article V hereof and (2) the filing of the certificate of cancellation by the Eligible Lender Trustee pursuant to Section 9.1(b) below.  The bankruptcy, liquidation, dissolution, death or incapacity of any Excess Distribution Certificateholder shall not (x) operate to terminate this Agreement or the Trust, nor (y) entitle such holder’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or Trust Estate nor (z) otherwise affect the rights, obligations and liabilities of the parties hereto. The Administrator shall be responsible for distributing the payment of claims and obligations upon termination of the Trust pursuant to Section 3808(e) of the Delaware Statutory Trust Act; provided that the Eligible Lender Trustee shall, at the direction of the Administrator, sign endorsements of the notes relating to the Trust Student Loans in connection with conveyances pursuant to Section 6.1(a) of the Master Servicing Agreement or Section 4.4 of the Indenture.

(b)

Except as provided in Section 9.1(a), none of the Depositor, any Noteholder or any Excess Distribution Certificateholder shall be entitled to revoke or terminate the Trust.

Upon final distribution of any funds remaining in the Trust, the Eligible Lender Trustee shall file a certificate of cancellation (at the direction and expenses of the Administrator) of the Trust’s certificate of trust pursuant to Section 3810(d) of the Delaware Statutory Trust Act.

ARTICLE X

Successor Eligible Lender Trustees and
Additional Eligible Lender Trustees

SECTION 10.1

Eligibility Requirements for Eligible Lender Trustee.  The Eligible Lender Trustee shall at all times be a corporation or association (i) qualifying as an “eligible lender” as such term is defined in Section 435(d) of the Higher Education Act for purposes of holding legal title to the Trust Student Loans on behalf of the Trust, with a valid lender identification number with respect to the Trust Student Loans from the Department; (ii) being authorized to exercise corporate trust powers and hold legal title to the Trust Student Loans; (iii) having in effect Guarantee Agreements with each of the Guarantors as may be directed by the Depositor; (iv) having a combined capital and surplus of at least $50,000,000 and being subject to supervision or examination by Federal or State authorities; (v) having its principal place of business in the State of Delaware and otherwise complying with Section 3807 of the Delaware Statutory Trust Act; and (vi) having (or having a parent which has) a rating in respect of its long-term senior unsecured debt of at least “BBB-” (or the equivalent) by each of the Rating Agencies (or which, if the long-term senior unsecured debt of such corporation or association is not rated by any Rating Agency, shall have provided to the Indenture Trustee written confirmation from such Rating Agency that the appointment of such corporation or association to serve as Eligible Lender Trustee will not result in and of itself in a reduction or withdrawal of the then-current rating of any of the Notes).  If the Eligible Lender Trustee shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of the Eligible Lender Trustee shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  In case at any time the Eligible Lender Trustee shall cease to be eligible in accordance with the provisions of this Section, the Eligible Lender Trustee shall resign immediately in the manner and with the effect specified in Section 10.2.

SECTION 10.2

Resignation or Removal of Eligible Lender Trustee.  The Eligible Lender Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Administrator.  Upon receiving such notice of resignation, the Administrator shall promptly appoint a successor Eligible Lender Trustee meeting the eligibility requirements of Section 10.1 by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Eligible Lender Trustee and one copy to the successor Eligible Lender Trustee.  If no successor Eligible Lender Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Eligible Lender Trustee may petition any court of competent jurisdiction for the appointment of a successor Eligible Lender Trustee; provided, however, that such right to appoint or to petition for the appointment of any such successor shall in no event relieve the resigning Eligible Lender Trustee from any obligations otherwise imposed on it under the Basic Documents until such successor has in fact assumed such appointment.

If at any time the Eligible Lender Trustee shall cease to be or shall be likely to cease to be eligible in accordance with the provisions of Section 10.1 and shall fail to resign after written request therefor by the Administrator, or if at any time an Insolvency Event with respect to the Eligible Lender Trustee shall have occurred and be continuing, then the Administrator may remove the Eligible Lender Trustee.  If the Administrator shall remove the Eligible Lender Trustee under the authority of the immediately preceding sentence, the Administrator shall promptly appoint a successor Eligible Lender Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Eligible Lender Trustee so removed and one copy to the successor Eligible Lender Trustee and payment of all fees owed to the outgoing Eligible Lender Trustee.

Any resignation or removal of the Eligible Lender Trustee and appointment of a successor Eligible Lender Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Eligible Lender Trustee pursuant to Section 10.3, payment of all fees and expenses owed to the outgoing Eligible Lender Trustee and the filing of a certificate of amendment to the Trust’s certificate of trust pursuant to Section 3810(b) of the Delaware Statutory Trust Act.  The Administrator shall provide notice of such resignation or removal of the Eligible Lender Trustee and to each of the Rating Agencies.

SECTION 10.3

Successor Eligible Lender Trustee.  Any successor Eligible Lender Trustee appointed pursuant to Section 10.2 shall execute, acknowledge and deliver to the Administrator and to its predecessor Eligible Lender Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Eligible Lender Trustee shall become effective and such successor Eligible Lender Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as Eligible Lender Trustee.  The predecessor Eligible Lender Trustee shall upon payment of its fees and expenses deliver to the successor Eligible Lender Trustee all documents, statements, moneys and properties held by it under this Agreement and shall assign, if permissible, to the successor Eligible Lender Trustee the lender identification number obtained from the Department on behalf of the Trust; and the Administrator and the predecessor Eligible Lender Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Eligible Lender Trustee all such rights, powers, duties and obligations.

No successor Eligible Lender Trustee shall accept such appointment as provided in this Section unless at the time of such acceptance such successor Eligible Lender Trustee shall be eligible pursuant to Section 10.1.

Upon acceptance of appointment by a successor Eligible Lender Trustee pursuant to this Section, the Administrator shall mail notice of the successor of such Eligible Lender Trustee to the Excess Distribution Certificateholders, the Indenture Trustee, the Noteholders and the Rating Agencies.  If the Administrator shall fail to mail such notice within 10 days after acceptance of appointment by the successor Eligible Lender Trustee, the successor Eligible Lender Trustee shall cause such notice to be mailed at the expense of the Administrator.

SECTION 10.4

Merger or Consolidation of Eligible Lender Trustee.  Any corporation or association into which the Eligible Lender Trustee may be merged or converted or with which it may be consolidated, or any corporation or association resulting from any merger, conversion or consolidation to which the Eligible Lender Trustee shall be a party, or any corporation or association succeeding to all or substantially all the corporate trust business of the Eligible Lender Trustee, shall, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, be the successor of the Eligible Lender Trustee hereunder; provided that such corporation or association shall be eligible pursuant to Section 10.1; and provided further that the Eligible Lender Trustee shall mail notice of such merger or consolidation to the Rating Agencies not less than 15 days prior to the effective date thereof and shall file an amendment to the certificate of trust as required under the Delaware Statutory Trust Act.

SECTION 10.5

Appointment of Co-Eligible Lender Trustee or Separate Eligible Lender Trustee.  Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust may at the time be located, the Administrator and the Eligible Lender Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Eligible Lender Trustee, meeting the eligibility requirements of clauses (i) through (iii) of Section 10.1, to act as co-trustee, jointly with the Eligible Lender Trustee, or separate trustee or separate trustees, of all or any part of the Trust Estate, and to vest in such Person, in such capacity, such title to the Trust Estate, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Administrator and the Eligible Lender Trustee may consider necessary or desirable.  If the Administrator shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Eligible Lender Trustee alone shall have the power to make such appointment.  No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to clauses (iv), (v) and (vi) of Section 10.1 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 10.3.

Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)

all rights, powers, duties, and obligations conferred or imposed upon the Eligible Lender Trustee shall be conferred upon and exercised or performed by the Eligible Lender Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Eligible Lender Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Eligible Lender Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties, and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, solely at the direction of the Eligible Lender Trustee;

(ii)

no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

(iii)

the Administrator and the Eligible Lender Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

Any notice, request or other writing given to the Eligible Lender Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them.  Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article.  Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Eligible Lender Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Eligible Lender Trustee.  Each such instrument shall be filed with the Eligible Lender Trustee and a copy thereof given to the Administrator.

Any separate trustee or co-trustee may at any time appoint the Eligible Lender Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name.  If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Eligible Lender Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

ARTICLE XI

Miscellaneous

SECTION 11.1

Supplements and Amendments.

(a)

This Agreement may be amended from time to time by the Excess Distribution Certificateholders and the parties hereto, without the consent of any Noteholder but with prior written notice to the Rating Agencies, for the purpose of (i) curing any ambiguity, correcting or supplementing any provision which may be inconsistent with any other provision herein or in the related prospectus or prospectus supplement or (ii) adding any provisions to or changing in any manner or eliminating any of the provisions herein or modifying in any manner the rights of the Noteholders other than any amendment described in Sub-section (c) below; provided, however, that no such amendment described in either paragraph (i) or (ii) above shall materially adversely affect the interests of the Noteholders.

(b)

An amendment will be deemed not to materially adversely affect the interests of any Noteholder if the party requesting the amendment obtains and delivers to the other parties hereto and the Excess Distribution Certificateholders:

(i)

an Opinion of Counsel to that effect; or

(ii)

a letter from each Rating Agency to the effect that the amendment will not result in a qualification, downgrading or withdrawal of its then-current rating of any class of Notes.

(c)

This Agreement may also be amended from time to time by the Excess Distribution Certificateholders and the parties hereto, with the consent of Noteholders of at least a majority of the aggregate Outstanding Amount of the Controlling Class and with prior written notice to the Rating Agencies, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions herein (including but not limited to Section 2.3) or modifying in any manner the rights of the Noteholders; provided, however, that no amendment shall:

(i)

increase or reduce in any manner the amount of, or accelerate or delay the timing of, or change the allocation or priority of, collections of payments on or in respect of the Trust Student Loans or distributions which are required to be made for the benefit of the Noteholders; or

(ii)

reduce the percentage of the aggregate Outstanding Amount of the Controlling Class, the consent of the holders which is required for any amendments to this Agreement,

without the consent of all holders of the Notes then Outstanding.

(d)

Promptly after the execution of any such amendment or consent, the Administrator shall furnish written notification of the substance of such amendment or consent to the Excess Distribution Certificateholders, the Indenture Trustee and each of the Rating Agencies.

(e)

It shall not be necessary for the consent of the Noteholders or the Indenture Trustee pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.  The manner of obtaining such consents (and any other consents of provided for in this Agreement or in any other Basic Document) and of evidencing the authorization of the execution thereof shall be subject to such reasonable requirements as the Eligible Lender Trustee may prescribe.

(f)

Prior to the execution of any amendment to this Agreement, the Eligible Lender Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and an Officer’s Certificate from the Depositor stating that all conditions precedent to the execution of such amendment have been met or otherwise satisfied.  The Eligible Lender Trustee may, but shall not be obligated to, enter into any such amendment which affects the Eligible Lender Trustee’s own rights, duties or immunities under this Agreement or otherwise.

(g)

Notwithstanding the above provisions, Article VIII and Section 11.1(d) shall not be amended without the written consent of Wachovia Bank, National Association and the Administrator, respectively.

SECTION 11.2

No Legal Title to Trust Estate in Excess Distribution Certificateholders. The Excess Distribution Certificateholders shall not have legal title to any part of the Trust Estate.  The Excess Distribution Certificateholders shall be entitled to receive distributions with respect to its undivided beneficial ownership interest therein only in accordance with Section 3.3 of this Agreement.  No transfer, by operation of law or otherwise, of any right, title, or interest of any Excess Distribution Certificateholder to and in its beneficial ownership interest in the Trust Estate shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Trust Estate.

SECTION 11.3

Limitations on Rights of Others.  Except for Section 2.7, the provisions of this Agreement are solely for the benefit of the Eligible Lender Trustee, the Depositor, the Excess Distribution Certificateholders, the Administrator and, to the extent expressly provided herein, the Indenture Trustee and the Noteholders, and nothing in this Agreement (other than Section 2.7), whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Trust Estate or under this Agreement or any covenants, conditions or provisions contained herein.

SECTION 11.4

Notices.  Unless otherwise expressly specified or permitted by the terms hereof, all notices shall be in writing and shall be deemed given upon receipt by the intended recipient or three Business Days after mailing if mailed by certified mail, postage prepaid (except that notice to the Eligible Lender Trustee shall be deemed given only upon actual receipt by the Eligible Lender Trustee), if to the Eligible Lender Trustee, addressed to its Corporate Trust Office; if to the Depositor, addressed to Wachovia Education Loan Funding LLC, One Wachovia Center, 301 South College Street, Suite F, Charlotte, North Carolina, 28288-5578, with copies to Wachovia Education Finance Inc., 11000 White Rock Road, Rancho Cordova, California 96570, Attention: Chief Financial Officer, or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

SECTION 11.5

Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 11.6

Separate Counterparts.  This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 11.7

Successors and Assigns.  All covenants and agreements contained herein shall be binding upon and inure to the benefit of, the Depositor and its successors, the Eligible Lender Trustee and its successors, each Excess Distribution Certificateholder and its successors and permitted assigns, all as herein provided.  Any request, notice, direction, consent, waiver or other instrument or action by a Noteholder or a Excess Distribution Certificateholder shall bind the successors and assigns of such holder.

SECTION 11.8

No Petition.

(a)

Neither the Depositor, nor any other Excess Distribution Certificateholder (as evidenced by acceptance of its Excess Distribution Certificate) will institute against the Trust, at any time, any bankruptcy proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Excess Distribution Certificates, the Notes, this Agreement or any of the other Basic Documents.  The foregoing shall not limit the rights of the Depositor, nor any Excess Distribution Certificateholder to file any claim in, or otherwise take any action with respect to, any insolvency proceeding that was instituted against the Trust by a Person other than the Depositor or such other Excess Distribution Certificateholder.

(b)

The Eligible Lender Trustee (not in its individual capacity but solely as Eligible Lender Trustee), by entering into this Agreement, the Excess Distribution Certificateholders by accepting the Excess Distribution Certificates, and the Indenture Trustee and each Noteholder by accepting the benefits of this Agreement, hereby covenant and agree that they will not at any time institute against the Depositor or the Trust, or join in any institution against the Depositor or the Trust of, any bankruptcy, reorganization, arrangement, insolvency, receivership or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Agreement or any of the other Basic Documents.  The foregoing shall not limit the rights of the Eligible Lender Trustee to file any claim in, or otherwise take any action with respect to, any insolvency proceeding that was instituted against the Issuer by a Person other than the Eligible Lender Trustee.

SECTION 11.9

No Recourse.  Each Excess Distribution Certificateholder by accepting its Excess Distribution Certificate acknowledges that such holder’s certificate represents beneficial interests in the Trust only and do not represent interests in or obligations of the Depositor, the Master Servicer, the Administrator, the Eligible Lender Trustee, the Indenture Trustee or any Affiliate thereof or any officer, director or employee of any thereof and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement, an Excess Distribution Certificate or the other Basic Documents.

SECTION 11.10

Headings.  The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

SECTION 11.11

GOVERNING LAW.  This agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Trust Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

CHASE BANK USA, NATIONAL ASSOCIATION,

as Eligible Lender Trustee

By: /s/ John Cashin

Name:  John Cashin

Title:    Vice President

WACHOVIA EDUCATION LOAN FUNDING LLC,

as the Depositor

By:  /s/ Scott D. Weaver

Name:  Scott D. Weaver

Title:    Vice President

Acknowledged and agreed as to Section 8.3

of this Amended and Restated Trust Agreement

WACHOVIA BANK, NATIONAL ASSOCIATION

By:  /s/ David T. Mason

Name:  David T. Mason

Title:  Senior Vice President

EXHIBIT A

FORM OF EXCESS DISTRIBUTION CERTIFICATE

 [SEE REVERSE FOR CERTAIN DEFINITIONS]

No. [__]

[__]% Percentage Interest

THIS EXCESS DISTRIBUTION CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY THE DEPOSITOR, THE ELIGIBLE LENDER TRUSTEE, THE INDENTURE TRUSTEE, THE MASTER SERVICER, THE ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES OR ASSIGNEES.  THIS EXCESS DISTRIBUTION CERTIFICATE IS NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY ANY PRIVATE INSURER.

THIS EXCESS DISTRIBUTION CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), ANY UNITED STATES SECURITIES OR “BLUE SKY” LAWS OR ANY SECURITIES LAWS OF ANY OTHER JURISDICTION.  THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES FOR THE BENEFIT OF THE TRUST THAT THIS CERTIFICATE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (I) TO A PERSON WHOM THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (II) TO A PERSON WHOM THE TRANSFEROR REASONABLY BELIEVES IS AN INSTITUTIONAL ACCREDITED INVESTOR TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR TRANSFER IS BEING MADE IN RELIANCE ON REGULATION D, AND IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER JURISDICTION, OR (III) TO A PERSON IN A TRANSACTION THAT IS REGISTERED UNDER THE SECURITIES ACT OR THAT IS OTHERWISE EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.  THE HOLDER HEREOF, BY PURCHASING THIS EXCESS DISTRIBUTION CERTIFICATE, REPRESENTS AND AGREES FOR THE BENEFIT OF THE DEPOSITOR, THE ADMINISTRATOR AND THE ELIGIBLE LENDER TRUSTEE THAT:  IT IS EITHER A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, OR AN INSTITUTIONAL ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1)-(3) AND (7) OF REGULATION D UNDER THE SECURITIES ACT) OR AN ENTITY IN WHICH ALL THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS, OR THAT ITS PURCHASE OF THIS EXCESS DISTRIBUTION CERTIFICATE IS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR IS OTHERWISE EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS, AND THAT IT IS HOLDING THIS EXCESS DISTRIBUTION CERTIFICATE FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION.

NO TRANSFER OF THIS EXCESS DISTRIBUTION CERTIFICATE WILL BE REGISTERED (EXCEPT TO AN AFFILIATE OF THE DEPOSITOR) UNLESS THERE IS PROVIDED A REPRESENTATION SATISFACTORY TO THE ELIGIBLE LENDER TRUSTEE THAT THIS EXCESS DISTRIBUTION CERTIFICATE IS NOT BEING ACQUIRED BY OR FOR THE ACCOUNT OF (I)(A) ANY EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)), WHETHER OR NOT SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA; (B) A PLAN DESCRIBED IN SECTION 4975(E)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), WHETHER OR NOT SUBJECT TO SECTION 4975 OF THE CODE OR (C) ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF A PLAN’S INVESTMENT IN THE ENTITY; (II) ANY PERSON WHO IS NOT A UNITED STATES PERSON WITHIN THE MEANING OF SECTION 7701(A)(30) OF THE CODE; OR (III) ANY PERSON THAT IS A GRANTOR TRUST, PARTNERSHIP OR S-CORPORATION FOR UNITED STATES FEDERAL TAX PURPOSES.

THIS EXCESS DISTRIBUTION CERTIFICATE MAY NOT BE ACQUIRED BY OR FOR THE ACCOUNT OF ANY ENTITY IN VIOLATION OF THE RESTRICTIONS SET FORTH IN THE IMMEDIATELY PRECEDING PARAGRAPH.  THIS CERTIFICATE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY.

WACHOVIA STUDENT LOAN TRUST 2005-1

EXCESS DISTRIBUTION CERTIFICATE

evidencing a fractional undivided interest in the Trust, as defined below, the property of which includes a pool of student loans sold to the Trust by Wachovia Education Loan Funding LLC on the Closing Date.

(This Excess Distribution Certificate does not represent an interest in or obligation of Wachovia Education Loan Funding LLC, the Master Servicer, the Administrator (both as defined below), the Eligible Lender Trustee (as defined below) or any of their respective affiliates, except to the extent described below.)

THIS CERTIFIES THAT [________________________________] is the registered owner of a [__]% percentage interest in this Excess Distribution Certificate.  The Wachovia Student Loan Trust 2005-1 (the “Trust”) was formed under the laws of the State of Delaware by Wachovia Education Loan Funding LLC, a Delaware limited liability company (the “Depositor”).  The Trust was created pursuant to a short-form trust agreement, dated as of November 2, 2005, between the Depositor and Chase Bank USA, National Association, a national backing association, not in its individual capacity but solely as eligible lender trustee on behalf of the Trust (the “Eligible Lender Trustee”), as amended and restated pursuant to an Amended and Restated Trust Agreement, dated as of November 29, 2005 (collectively, the “Trust Agreement”), among the Depositor, the Eligible Lender Trustee and Wachovia Bank, National Association, a national banking association, as the Administrator (which is acting as the initial Excess Distribution Certificate Paying Agent and the initial Excess Distribution Certificate Registrar), a summary of certain of the pertinent provisions of which is set forth below.  To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in Appendix A to the Trust Agreement.

Issued under the Indenture, dated as of November 29, 2005, among the Trust, the Indenture Trustee and the Eligible Lender Trustee, are Notes designated as “Student Loan-Backed Notes” (the “Notes”). This Excess Distribution Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the holder of this Excess Distribution Certificate by virtue of the acceptance hereof assents and by which such holder is bound.  The property of the Trust includes a pool of student loans (the “Trust Student Loans”), all moneys paid thereunder after the close of business on October 31, 2005, certain bank accounts and the proceeds thereof and certain other rights under the Trust Agreement, the Contribution Agreement, the Purchase Agreements, the Administration Agreement, the Master Servicing Agreement and all proceeds of the foregoing.

To the extent of funds available therefor, amounts owing hereon will be distributed on the 25th day of each January, April, July and October (or, if such 25th day is not a Business Day, the next succeeding Business Day) (each a “Distribution Date”), commencing January 25, 2006, to the person in whose name this Excess Distribution Certificate is registered as of the close of business on the day immediately preceding the Distribution Date (such day the “Record Date”), in each case to the extent of such holder’s fractional and undivided interest in the amount to be distributed hereon on such Distribution Date pursuant to Sections 2.8(m) and 2.9(f) of the Administration Agreement.

The holder of this Excess Distribution Certificate acknowledges and agrees that its rights to receive distributions in respect of this Excess Distribution Certificate are subordinated to the rights of the Noteholders as described in the Basic Documents.

It is the intent of the Depositor, and the holder of this Excess Distribution Certificate that, for purposes of Federal, State and local income and franchise and any other income taxes, (a) the Notes will be treated as newly-issued debt of the Trust, (b) the holder of this Excess Distribution Certificate will be treated as owning all of the assets, and as assuming all of the liabilities (albeit on a non-recourse basis), of the Trust and (c) such holder will be attributed all of the income, deductions, credits and other tax attributes of the Trust.  The holder of this Excess Distribution Certificate agrees to report all relevant items on its tax return consistent with, and to take no action inconsistent with, the intended treatment indicated in the preceding sentence for such tax purposes.

The holder of this Excess Distribution Certificate, by its acceptance of this Excess Distribution Certificate, covenants and agrees that it will not at any time institute against the Depositor or the Trust, or join in any institution against the Depositor or the Trust of, any bankruptcy, reorganization, arrangement, insolvency, receivership or liquidation proceedings, or other proceedings under any United States Federal or State bankruptcy or similar law in connection with any obligations relating to this Excess Distribution Certificate, the Notes, the Trust Agreement or any of the other Basic Documents.

Distributions on this Excess Distribution Certificate will be made as provided in the Administration Agreement to the holder of record hereof without the presentation or surrender of this Excess Distribution Certificate or the making of any notation hereon.  Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Excess Distribution Certificate will be made after due notice by the Administrator of the pendency of such distribution and only upon presentation and surrender of this Excess Distribution Certificate at the office or agency maintained for the purpose by the Excess Distribution Certificate Registrar in the Borough of Manhattan, The City of New York.

Reference is hereby made to the further provisions of this Excess Distribution Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Eligible Lender Trustee or its authenticating agent, by manual signature, this Excess Distribution Certificate shall not entitle the holder hereof to any benefit under the Trust Agreement or the Administration Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Eligible Lender Trustee on behalf of the Trust and not in its individual capacity has caused this Excess Distribution Certificate to be duly executed as of the date set forth below.

WACHOVIA STUDENT LOAN TRUST 2005-1

By: CHASE BANK USA, NATIONAL ASSOCIATION,

not in its individual capacity but solely as Eligible Lender Trustee

By:______________________________

Authorized Signatory

Date: November 29, 2005

CERTIFICATE OF AUTHENTICATION

This is the Excess Distribution Certificate referred to in the within-mentioned Trust Agreement.

CHASE BANK USA, NATIONAL ASSOCIATION

not in its individual capacity but

solely as Eligible Lender Trustee

By:____________________________

      Authorized Signatory

OR

WACHOVIA BANK, NATIONAL ASSOCIATION,

as Administrator, in its capacity as Authenticating Agent

for the Eligible Lender Trustee

By:____________________________

      Authorized Signatory

Date: November 29, 2005

[Reverse of Excess Distribution Certificate]

This Excess Distribution Certificate does not represent an obligation of, or an interest in, the Depositor, Wachovia Education Finance Inc., as master servicer (in such capacity, the “Master Servicer”), Wachovia Bank, National Association, as administrator (in such capacity, the “Administrator”), the Eligible Lender Trustee or the Indenture Trustee and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated herein, in the Trust Agreement or in the other Basic Documents.  In addition, this Excess Distribution Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections with respect to the Trust Student Loans, all as more specifically set forth in the Administration Agreement.  A copy of each of the Trust Agreement, the Contribution Agreement, the Purchase Agreements, the Administration Agreement, the Master Servicing Agreement and the Indenture may be examined during normal business hours at the principal office of the Administrator, and at such other places, if any, designated by the Administrator, by the holder of this Excess Distribution Certificate upon request.

The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the certification of the rights and obligations of the Depositor under the Trust Agreement at any time by the Excess Distribution Certificateholder and the parties thereto with the consent of Noteholders of at least a majority of the aggregate Outstanding Amount of the Controlling Class.  The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Noteholders.

As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Excess Distribution Certificate is registerable in the Excess Distribution Certificate Register upon surrender of this Excess Distribution Certificate for registration of transfer at the offices or agencies maintained by the Excess Distribution Certificate Registrar, or by any successor Excess Distribution Certificate Registrar, in the Borough of Manhattan, The City of New York, accompanied by a written instrument of transfer in form satisfactory to the Eligible Lender Trustee and the Excess Distribution Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon a  new Excess Distribution Certificate will be issued to the designated transferee.

As provided in the Trust Agreement and subject to certain limitations therein set forth, this Excess Distribution Certificate is exchangeable for a new Excess Distribution Certificate as requested by the holder surrendering the same.  No service charge will be made for any such registration of transfer or exchange, but the Eligible Lender Trustee or the Excess Distribution Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

The Eligible Lender Trustee, the Excess Distribution Certificate Registrar and any agent of the Eligible Lender Trustee or the Excess Distribution Certificate Registrar may treat the person in whose name this Excess Distribution Certificate is registered as the owner hereof for all purposes, and none of the Eligible Lender Trustee or the Excess Distribution Certificate Registrar or any such agent shall be affected by any notice to the contrary.

This Excess Distribution Certificate (including any beneficial interest herein) may not be acquired by or for the account of (i) any employee benefit plan (as defined in Section 3(3) of Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), whether or not subject to the provisions of Title I of ERISA; (ii) a plan described in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the “Code”), whether or not subject to Section 4975 of the Code, (iii) any entity whose underlying assets include plan assets by reason of a plan’s investment in the entity, (iv) any Person who is not a United States person within the meaning of Section 7701(a)(30) of the Code, or (v) any Person that is a grantor trust, partnership or S-corporation for United States federal tax purposes (each of clauses (iv) and (v), a “Non-U.S. Person”).  By accepting and holding this Excess Distribution Certificate, the holder hereof shall be deemed to have represented and warranted that it is not acquiring this Excess Distribution Certificate by or for the account of any entity in violation of the above restrictions, and to have agreed that if such restrictions are violated, the holder will promptly dispose of this Excess Distribution Certificate.

The obligations and responsibilities created by the Trust Agreement and the Trust created thereby terminate and shall be of no further force or effect upon (1) the final distribution by the Excess Distribution Certificate Paying Agent of all moneys or other property or proceeds of the Trust Estate in accordance with the terms of the Indenture, the Administration Agreement and Article V of the Trust Agreement and (2) the filing of the certificate of cancellation by the Eligible Lender Trustee pursuant to Section 9.1(b) of the Trust Agreement.  The Master Servicer, acting through an eligible lender trustee, may, at its option, purchase the corpus of the Trust at a price specified in the Administration Agreement; however, such right of purchase is exercisable only on any Distribution Date on or after the first Distribution Date on which the Pool Balance is less than or equal to 10% of the Initial Pool Balance.  Any Trust Student Loans remaining in the Trust as of the end of the Collection Period immediately preceding the Initial Trust Auction Date may be offered for sale by the Indenture Trustee by auction in accordance with the procedure described in the Indenture.

This Excess Distribution Certificate shall be construed in accordance with the laws of the State of Delaware, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY

OR OTHER IDENTIFYING NUMBER

OF ASSIGNEE

______________________________________________________________________

(Please print or type name and address, including postal zip code, of assignee)

______________________________________________________________________

the Excess Distribution Certificate, and all rights thereunder, hereby irrevocably constituting and appointing

______________________________________________________________________

Attorney to transfer said Excess Distribution Certificate on the books of the Excess
Distribution Certificate Registrar, with full power of substitution in the premises.

Dated:

______________________________*

Signature Guaranteed:

______________________________*

*

NOTICE:  The signature to this assignment must correspond with the name as it appears upon the face of the within Excess Distribution Certificate in every particular, without alteration, enlargement or any change whatever.  Such signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.

EXHIBIT B

FORM OF

CERTIFICATE OF TRUST

OF

WACHOVIA STUDENT LOAN

TRUST 2005-1

This Certificate of Trust of WACHOVIA STUDENT LOAN TRUST 2005-1 (the “Trust”) is being duly executed and filed on behalf of the Trust by the undersigned, as trustee, to form a statutory trust under the Delaware Statutory Trust Statute (12 Del. C. § 3801 et seq.) (the “Act”).

1.

Name.  The name of the statutory trust formed by this Certificate of Trust is WACHOVIA STUDENT LOAN TRUST 2005-1.

2.

Delaware Trustee.  The name and business address of the eligible lender trustee of the Trust in the State of Delaware are the Chase Bank USA, National Association, 500 Stanton Christiana Road, FL3/OPS4, Newark, Delaware 19713.

3.

Effective Date.  This Certificate of Trust shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

CHASE BANK USA, NATIONAL ASSOCIATION, not in its

individual capacity but solely as Eligible Lender Trustee

By:  _______________________________

Name:

Title:

EXHIBIT C

[FORM OF TRANSFEROR LETTER]

[Date]

Wachovia Bank, National Association

as Administrator and Excess Distribution Certificate Registrar

One Wachovia Center

301 South College Street

Charlotte, North Carolina 28288

Chase Bank USA, National Association

as Eligible Lender Trustee

500 Stanton Christiana Road, FL3/OPS4

Newark, Delaware 19713

Re:

Wachovia Student Loan Trust 2005-1,

Excess Distribution Certificate (the “Certificate”)

Ladies and Gentlemen:

In connection with our disposition of the above Certificate, we certify that (a) we understand that the Certificate has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and is being disposed by us in a transaction that is exempt from the registration requirements of the Securities Act, and (b) we have not offered or sold the Certificate to, or solicited offers to buy the Certificate from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action would result in, a violation of Section 5 of the Securities Act.

Very truly yours,

_________________________________________

[Print Name of Transferor]

By: ______________________________________

Authorized Officer

EXHIBIT D-1

[FORM OF TRANSFEREE LETTER (NON-RULE 144A)]

[Date]

Wachovia Bank, National Association

as Administrator and Excess Distribution Certificate Registrar

One Wachovia Center

301 South College Street

Charlotte, North Carolina 28288

Chase Bank USA, National Association

as Eligible Lender Trustee

500 Stanton Christiana Road, FL3/OPS4,

Newark, Delaware 19713

Re:

Wachovia Student Loan Trust 2005-1,

Excess Distribution Certificate (the “Certificate”)

Ladies and Gentlemen:

In connection with our acquisition of the above Certificate, we certify that (a) we understand that the Certificate is not being registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and is being transferred to us in a transaction that is exempt from the registration requirements of the Securities Act and any such laws, (b) we are an institutional “accredited investor,” as defined in Rule 501 (a) (1), (2), (3) or (7) of Regulation D under the Securities Act or an entity in which all of the equity owners come within such paragraphs, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificate, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificate and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificate, (d) we are not acquiring the Certificate for, by or for the account of (i) any employee benefit plan (as defined in Section 3(3) of Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), whether or not subject to the provisions of Title I of ERISA; (ii) a plan described in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the “Code”), whether or not subject to Section 4975 of the Code, (iii) any entity whose underlying assets include plan assets by reason of a plan’s investment in the entity, (iv) any person who is not a United States person within the meaning of Section 7701(a)(30) of the Code, or (v) any Person that is a grantor trust, partnership or S-corporation for United States federal tax purposes, (e) we are acquiring the Certificate for investment for our own account and not with a view to any distribution of the Certificate (but without prejudice to our right at all times to sell or otherwise dispose of the Certificate in accordance with clause (g) below), (f) we have not offered or sold the Certificate to, or solicited offers to buy the Certificate from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Securities Act, and (g) we will not sell, transfer or otherwise dispose of the Certificate unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Securities Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this Letter that such sale, transfer or other disposition may be made pursuant to an exemption from the Securities Act, (2) the purchaser or transferee of such Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Trust Agreement relating to the Certificate.

Except as otherwise specified herein or as the context may otherwise require, capitalized terms used but not otherwise defined herein are defined in Appendix A to the Amended and Restated Trust Agreement dated as of November 29, 2005, among Wachovia Education Loan Funding LLC, as the Depositor, Chase Bank USA, National Association, not in its individual capacity, but solely as the Eligible Lender Trustee, and Wachovia Bank, National Association, not in its individual capacity, but solely as the Administrator, acting as the Excess Distribution Certificate Paying Agent.

Very truly yours,

__________________________________

[Print Name of Transferee]

By:_______________________________

Authorized Officer

EXHIBIT D-2

[FORM OF TRANSFEREE LETTER (RULE 144A)]

[Date]

Wachovia Bank, National Association

as Administrator and Excess Distribution Certificate Registrar

One Wachovia Center

301 South College Street

Charlotte, North Carolina 28288

Chase Bank USA, National Association

as Eligible Lender Trustee

500 Stanton Christiana Road, FL3/OPS4

Newark, Delaware 19713

Re:

Wachovia Student Loan Trust 2005-1,

Excess Distribution Certificate (the “Certificate”)

Ladies and Gentlemen:

In connection with our acquisition of the above Certificate, we certify that (a) we understand that the Certificate is not being registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and is being transferred to us in a transaction that is exempt from the registration requirements of the Securities Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificate, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificate and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificate, (d) we are not acquiring the Certificate by or for the account of (i) any employee benefit plan (as defined in Section 3(3) of Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), whether or not subject to the provisions of Title I of ERISA; (ii) a plan described in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the “Code”), whether or not subject to Section 4975 of the Code, (iii) any entity whose underlying assets include plan assets by reason of a plan’s investment in the entity,  (iv) any person who is not a United States person within the meaning of Section 7701(a)(30) of the Code, or (v) any Person that is a grantor trust, partnership or S-corporation for United States federal tax purposes, (e) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificate, any interest in the Certificate or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificate, any interest in the Certificate or any other similar security from, or otherwise approached or negotiated with respect to the Certificate, any interest in the Certificate or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificate under the Securities Act or that would render the disposition of the Certificate a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificate, (f) we are a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act (“Rule 144A”) and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2.  We are aware that the sale to us is being made in reliance on Rule 144A.  We are acquiring the Certificate for our own account or for resale pursuant to Rule 144A and further understand that the Certificate may be resold, pledged or transferred only (1) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

Except as otherwise specified herein or as the context may otherwise require, capitalized terms used but not otherwise defined herein are defined in Appendix A to the Amended and Restated Trust Agreement dated as of November 29, 2005, among Wachovia Education Loan Funding LLC, as the Depositor, Chase Bank USA, National Association, not in its individual capacity, but solely as the Eligible Lender Trustee, and Wachovia Bank National Association, not in its individual capacity, but solely as the Administrator, acting as the Excess Distribution Certificate Paying Agent.

Very truly yours,

__________________________________

[Print Name of Transferee]

By:_______________________________

Authorized Officer

ANNEX 1

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Transferees Other Than Registered Investment Companies]

The undersigned (the “Buyer”) hereby certifies as follows to the parties listed in the Rule 144A Transferee Letter to which this certification relates with respect to the Certificate described therein:

1.

As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

2.

In connection with purchases by the Buyer, the Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”) because (i) the Buyer owned and/or invested on a discretionary basis $____________1 in securities (except for the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii) the Buyer satisfies the criteria in the category marked below.

___

Corporation, etc.  The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501 (c) (3) of the Internal Revenue Code of 1986, as amended.

___

Bank.  The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

___

Savings and Loan.  The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

___

Broker-dealer.  The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

___

Insurance Company.  The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

___

State or Local Plan.  The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

___

ERISA Plan.  The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

___

Investment Advisor.  The Buyer is an investment advisor registered under the Investment Advisors Act of 1940.

___

Small Business Investment Company.  The Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

___

Business Development Company.  The Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

___

Qualified Institutional Buyers.  The Buyer owned and/or invested on a discretionary basis less than $100,000,000, but it is an entity in which all of the equity owners are qualified institutional buyers.

3.

The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

4.

For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published.  If clause (ii) in the preceding sentence applies, the securities may be valued at market.  Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer’s direction.  However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

5.

The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificate are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

6.

Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein.  Until such notice is given, the Buyer’s purchase of the Certificate will constitute a reaffirmation of this certification as of the date of such purchase.  In addition, if the Buyer is a bank or savings and loan is provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

____________________________________

[Print Name of Transferee]

By:_________________________________

Name:

Title:

Date:______________________

__________________________

1

Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

ANNEX 2

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Transferees That are Registered Investment Companies]

The undersigned (the “Buyer”) hereby certifies as follows to the parties listed in the Rule 144A Transferee Letter to which this certification relates with respect to the Certificate described therein:

1.

As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”) because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

2.

In connection with purchases by Buyer, the Buyer is a “qualified institutional buyer” as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer’s Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year.  For purposes of determining the amount of securities owned by the Buyer or the Buyer’s Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer’s Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published.  If clause (ii) in the preceding sentence applies, the securities may be valued at market.

___

The Buyer owned $______________ in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

___

The Buyer is part of a Family of Investment Companies which owned in the aggregate $_____________ in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

3.

The term “Family of Investment Companies” as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

4.

The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer’s Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

5.

The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Letter to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A.  In addition, the Buyer will only purchase for the Buyer’s own account.

6.

Until the date of purchase of the Certificate, the undersigned will notify the parties listed in the Rule 144A Transferee Letter to which this certification relates of any changes in the information and conclusions herein.  Until such notice is given, the Buyer’s purchase of the Certificate will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

__________________________________

Print Name of Buyer or Adviser

By:_______________________________

Name:

Title:

[IF AN ADVISER:]

__________________________________

Print Name of Buyer

Date:______________________

Appendix A

DEFINITIONS AND USAGE

Series 2005-1

Usage

The following rules of construction and usage shall be applicable to any instrument that is governed by this appendix (this “Appendix”):

(a)

All terms defined in this Appendix shall have the defined meanings when used in any instrument governed hereby and in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein.

(b)

As used herein, in any instrument governed hereby and in any certificate or other document made or delivered pursuant thereto, accounting terms not defined in this Appendix or in any such instrument, certificate or other document, and accounting terms partly defined in this Appendix or in any such instrument, certificate or other document, to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles as in effect on the date of such instrument.  To the extent that the definitions of accounting terms in this Appendix or in any such instrument, certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Appendix or in any such instrument, certificate or other document shall control.

(c)

The words “hereof,” “herein,” “hereunder” and words of similar import when used in an instrument refer to such instrument as a whole and not to any particular provision or subdivision thereof; references in an instrument to “Article,” “Section” or another subdivision or to an attachment are, unless the context otherwise requires, to an article, section or subdivision of or an attachment to such instrument; and the term “including” means “including without limitation.”

(d)

The definitions contained in this Appendix are equally applicable to both the singular and plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

(e)

Any agreement, instrument or statute defined or referred to below or any agreement or instrument that is governed by this Appendix means such agreement or instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by assignment, assumption, waiver or consent and (in the case of statutes) by succession of comparable successor statutes and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein.  References to a Person are also to its permitted successors and assigns.

Definitions

“One-Month LIBOR”, “Two-Month LIBOR” or  “Three-Month LIBOR” means, with respect to any Accrual Period, the London interbank offered rate for deposits in U.S. Dollars having the Index Maturity which appears on Telerate Page 3750 as of 11:00 a.m. London time, on the related LIBOR Determination Date.  If this rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. Dollars, having the Index Maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on that LIBOR Determination Date, to prime banks in the London interbank market by the Reference Banks.  The Administrator will request the principal London office of each Reference Bank to provide a quotation of its rate.  If the Reference Banks provide at least two quotations, the rate for that day will be the arithmetic mean of the quotations.  If the Reference Banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Administrator, at approximately 11:00 a.m., New York time, on that LIBOR Determination Date, for loans in U.S. Dollars to leading European banks having the Index Maturity and in a principal amount of not less than U.S. $1,000,000.  If the banks selected as described above are not providing quotations, Three-Month LIBOR in effect for the applicable Accrual Period will be Three-Month LIBOR in effect for the previous Accrual Period.

“Account” means all of the Eligible Loans hereunder of one Borrower that are of the same type of Loans made under the identical subsection of the Higher Education Act and in the same status.

“Accrual Period” means, with respect to a Distribution Date, the period from and including the immediately preceding Distribution Date to, but excluding, the then-current Distribution Date, or in the case of the initial such period, the period from and including the Closing Date to, and including, January 24, 2006.

“Acquired Loan” has the meaning specified in Section 2 of the Contribution Agreement.

“Acquisition Date” has the meaning specified in Section 2 of the Contribution Agreement.

“Act” means the Securities Act of 1933, as amended.

“Actual/360” means that interest is calculated on the basis of the actual number of days elapsed in a year of 360 days.

“Add-On Consolidation Loan” means an eligible education loan, which, pursuant to the Higher Education Act and at the election of the borrower, is added to such borrower’s existing consolidation loan.

“Add-On Consolidation Loan Account” means an account designated as such, established and maintained pursuant to Section 2.3(a) of the Administration Agreement.

“Add-On Consolidation Loan Account Initial Deposit” means $4,000,000.

“Adjusted Pool Balance” means, for any Distribution Date, (a) if the Pool Balance as of the last day of the related Collection Period is greater than 40% of the Initial Pool Balance, the sum of that Pool Balance, Capitalized Interest, the amount, if any, on deposit in the Add-On Consolidation Loan Account (excluding amounts in such account relating to the April 2006 Distribution Date) and the Specified Reserve Account Balance for that Distribution Date, or (b) if the Pool Balance as of the last day of the related Collection Period is less than or equal to 40% of the Initial Pool Balance, the sum of that Pool Balance and Capitalized Interest.

“Administration Agreement” means the Administration Agreement dated as of November 29, 2005, among the Administrator, the Master Servicer, the Depositor, the Trust, the Eligible Lender Trustee, the Indenture Trustee and the Paying Agent.

“Administration Fees” for any Monthly Payment Date has the meaning specified in Section 2.14 of the Administration Agreement, and shall include any such fees from prior Monthly Payment Dates that remain unpaid.

“Administrator” means Wachovia Bank, National Association, in its capacity as administrator of the Trust in accordance with the Administration Agreement.

“Administrator Default” has the meaning specified in Section 5.1 of the Administration Agreement.

“Administrator’s Certificate” means an Officers’ Certificate of the Administrator delivered pursuant to Section 3.1(c) of the Administration Agreement.

“Administrator’s Officers’ Certificate” means any Officers’ Certificate of the Administrator delivered pursuant to Section 3.1(b) of the Administration Agreement.

“Affiliate” means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Amended and Restated Trust Agreement” means the Amended and Restated Trust Agreement dated as of November 29, 2005, among the Depositor, the Eligible Lender Trustee and the Administrator.

“Authenticating Agent” means Wachovia Bank, National Association, as Administrator, in respect of the Excess Distribution Certificates.

“Authorized Officer” means (i) with respect to the Trust, any officer of the Eligible Lender Trustee who is authorized to act for the Eligible Lender Trustee in matters relating to the Trust pursuant to the Basic Documents and who is identified on the list of Authorized Officers delivered by the Eligible Lender Trustee to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter), (ii) with respect to the Administrator, any officer of the Administrator or any of its Affiliates who is authorized to act for the Administrator in matters relating to itself or to the Trust and to be acted upon by the Administrator pursuant to the Basic Documents and who is identified on the list of Authorized Officers delivered by the Administrator to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter), (iii) with respect to the Depositor, any officer of the Depositor or any of its Affiliates who is authorized to act for the Depositor in matters relating to or to be acted upon by the Depositor pursuant to the Basic Documents and who is identified on the list of Authorized Officers delivered by the Depositor to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter) and (iv) with respect to the Master Servicer, any officer of the Master Servicer who is authorized to act for the Master Servicer in matters relating to or to be acted upon by the Master Servicer pursuant to the Basic Documents and who is identified on the list of Authorized Officers delivered by the Master Servicer to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

“Available Funds” means, as to a Distribution Date or any related Monthly Payment Date, the sum of the following amounts received with respect to the related Collection Period or, in the case of a Monthly Payment Date, the applicable portion of these amounts:

(a)

all collections received by the Master Servicer and the sub-servicers on the Trust Student Loans, including any Guarantee Payments received on the Trust Student Loans, but net of:

(1)

any collections in respect of principal on the Trust Student Loans applied by the Trust to repurchase guaranteed loans from the Guarantors under the Guarantee Agreements, and

(2)

amounts required by the Higher Education Act to be paid to the Department or to be repaid to borrowers, whether or not in the form of a principal reduction of the applicable Trust Student Loan, on the Trust Student Loans for that Collection Period, if any;

(b)

any Interest Subsidy Payments and Special Allowance Payments with respect to the Trust Student Loans during that Collection Period;

(c)

all Liquidation Proceeds from any Trust Student Loans which became Liquidated Student Loans during that Collection Period in accordance with the customary servicing procedures of the Master Servicer or the related sub-servicer, as applicable, net of expenses incurred by the Master Servicer or the related sub-servicer, as applicable related to their liquidation and any amounts required by law to be remitted to the borrowers on the Liquidated Student Loans, and all Recoveries on Liquidated Student Loans which were written off in prior Collection Periods or during that Collection Period;

(d)

the aggregate Purchase Amounts received during that Collection Period for those Trust Student Loans reacquired by the Depositor or purchased by the Master Servicer or for Trust Student Loans transferred to another eligible lender pursuant to Section 3.11E of the Master Servicing Agreement;

(e)

the aggregate Purchase Amounts received during that Collection Period for those Trust Student Loans repurchased by either WEF or Wachovia Bank;

(f)

the aggregate amounts, if any, received from any of WEF, Wachovia Bank, the Depositor, or the Master Servicer, as the case may be, as reimbursement of non-guaranteed interest amounts, or lost Interest Subsidy Payments and Special Allowance Payments, on the Trust Student Loans pursuant to the Purchase Agreements, the Contribution Agreement or the Master Servicing Agreement;

(g)

amounts received by the Trust pursuant to Sections 3.1 and 3.12 the Master Servicing Agreement and the sub-servicing agreements during that Collection Period as to yield or principal adjustments;

(h)

any interest remitted by the Administrator to the Collection Account prior to such Distribution Date or Monthly Payment Date;

(i)

Investment Earnings for that Distribution Date earned on amounts on deposit in each Trust Account;

(j)

[reserved];

(k)

amounts transferred from the Reserve Account in excess of the Specified Reserve Account Balance as of that Distribution Date;

(l)

[reserved];

(m)

on the April 2006 Distribution Date, any amounts transferred from the Add-On Consolidation Loan Account following the end of the Consolidation Loan Add-On Period; and

(n)

on the July 2007 Distribution Date, all funds then on deposit in the Capitalized Interest Account that are transferred into the Collection Account on that Distribution Date;

provided that if on any Distribution Date there would not be sufficient funds, after application of Available Funds, as defined above, and application of amounts available from the Capitalized Interest Account and Reserve Account, in that order, to pay any of the items specified in clauses (a) through (d) of Section 2.8 of the Administration Agreement (but excluding clause (d), and including clauses (e) through (j) thereof, in the event that a condition exists as described in either clause (i) or (ii) of paragraph (x) of Section 2.8 of the Administration Agreement), as set forth in Section 2.9 of the Administration Agreement, relating to such distributions, then Available Funds for that Distribution Date will include, in addition to the Available Funds as defined above, amounts on deposit in the Collection Account, or amounts held by the Administrator, or which the Administrator reasonably estimates to be held by the Administrator, for deposit into the Collection Account on the related Determination Date which would have constituted Available Funds for the Distribution Date succeeding that Distribution Date, up to the amount necessary to pay such items, and the Available Funds for the succeeding Distribution Date will be adjusted accordingly.

“Basic Documents” means the Trust Agreement, the Interim Trust Agreement, the Indenture, the Master Servicing Agreement, the Administration Agreement, the Contribution Agreement, the Purchase Agreements, the Guarantee Agreements, the Note Depository Agreement and other documents and certificates delivered in connection with any such documents.

“Benefit Plan” means (i) an employee benefit plan (as defined in Section 3(3) of ERISA), whether or not subject to the provisions of Title I of ERISA, (ii) a plan described in Section 4975(e)(1) of the Code, whether or not subject to Section 4975 of the Code or (iii) any entity whose underlying assets include plan assets by reason of a plan’s investment in the entity.

“Bill of Sale” has the meaning specified in Section 2 of each of the Purchase Agreements.

“Book-Entry Note” means a beneficial interest in the Notes, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.10 of the Indenture.

“Borrower” means an Obligor.

“Business Day” means (i) with respect to calculating LIBOR of a specified maturity, any day on which banks in New York, New York and London, England are open for the transaction of international business and (ii) for all other purposes, any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in New York, New York, Charlotte, North Carolina, Los Angeles, California or Wilmington, Delaware are authorized or obligated by law, regulation or executive order to remain closed.

“Capitalized Interest” means for any Distribution Date through and including the July 2007 Distribution Date:

(a)

if neither of the conditions set forth in Section 2.10(b) of the Administration Agreement are in effect, the amount on deposit in the Capitalized Interest Account on the Distribution Date following distributions with respect to clauses (a) through (d) of Section 2.8 of the Administration Agreement, or

(b)

if either of the conditions set forth in Section 2.10(b) of the Administration Agreement is in effect, the excess, if any, of (x) the amount on deposit in the Capitalized Interest Account on the Distribution Date following distributions with respect to clauses (a) through (c) of Section 2.8 of the Administration Agreement over (y) the Class B Noteholders’ Interest Distribution Amount.

“Capitalized Interest Account” means the account designated as such, established and maintained pursuant to Section 2.3(a) of the Administration Agreement.

“Capitalized Interest Account Balance” means as of any date of determination, the amount on deposit in the Capitalized Interest Account (exclusive of Investment Earnings).

“Capitalized Interest Account Initial Deposit” means $16,000,000.

“Class A Note” means a Class A-1 Note, Class A-2 Note, Class A-3 Note, Class A-4 Note, Class A-5 Note or a Class A-6 Note.

“Class A Note Interest Shortfall” means, for any Distribution Date, the excess of (x) the Class A Noteholders’ Interest Distribution Amount on the preceding Distribution Date over (y) the amount of interest actually distributed to the Class A Noteholders on the preceding Distribution Date, plus interest on the amount of that excess, to the extent permitted by law, at the interest rate applicable for each such class of Notes from the preceding Distribution Date to the current Distribution Date.

“Class A Noteholder” means the Person in whose name a Class A Note is registered in the Note Register.

“Class A Noteholders’ Distribution Amount” means, for any Distribution Date, the sum of the Class A Noteholders’ Interest Distribution Amount and the Class A Noteholders’ Principal Distribution Amount for that Distribution Date.

“Class A Noteholders’ Interest Distribution Amount” means, for any Distribution Date, the sum of: (1) the amount of interest accrued at the Class A-1 Rate, the Class A-2 Rate, the Class A-3 Rate, the Class A-4 Rate, the Class A-5 Rate or the Class A-6 Rate, as applicable, for the related Accrual Period on the Outstanding Amount of all classes of Class A Notes on the immediately preceding Distribution Date(s) (or, in the case of the first Distribution Date, the Closing Date), after giving effect to all principal distributions to Class A Noteholders on that preceding Distribution Date and (2) the Class A Note Interest Shortfall for that Distribution Date.

“Class A Noteholders’ Principal Distribution Amount” means, for any Distribution Date, the Principal Distribution Amount times the Class A Percentage for that Distribution Date; provided that the Class A Noteholders’ Principal Distribution Amount will not exceed the Outstanding Amount of the Class A Notes.  In addition, on the Class A-1 Maturity Date, the Class A-2 Maturity Date, the Class A-3 Maturity Date, the Class A-4 Maturity Date, the Class A-5 Maturity Date or the Class A-6 Maturity Date, as applicable, the principal required to be distributed to the related Class A Noteholders will include the amount required to reduce the Outstanding Amount of that class to zero.

“Class A Percentage” means 100% minus the Class B Percentage.

“Class A-1 Maturity Date” means the October 2010 Distribution Date.

“Class A-1 Noteholder” means a Person in whose name a Class A-1 Note is registered in the Note Register.

“Class A-1 Notes” means the $152,000,000 Floating Rate Class A-1 Student Loan-Backed Notes issued by the Trust pursuant to the Indenture, substantially in the form of Exhibit A-1 thereto.

“Class A-1 Rate” means, for any Accrual Period after the initial Accrual Period, Three-Month LIBOR, as determined on the second Business Day before the beginning of the applicable Accrual Period, minus 0.03%, based on an Actual/360 accrual method.  For the initial Accrual Period, the Class A-1 Rate shall mean the Initial Accrual Rate minus 0.03%, based on an Actual/360 accrual method.

“Class A-2 Maturity Date” means the January 2015 Distribution Date.

“Class A-2 Noteholder” means a Person in whose name a Class A-2 Note is registered in the Note Register.

“Class A-2 Notes” means the $278,000,000 Floating Rate Class A-2 Student Loan-Backed Notes issued by the Trust pursuant to the Indenture, substantially in the form of Exhibit A-2 thereto.

“Class A-2 Rate” means, for any Accrual Period after the initial Accrual Period, Three-Month LIBOR, as determined on the second Business Day before the beginning of the applicable Accrual Period, plus 0.00%, based on an Actual/360 accrual method.  For the initial Accrual Period, the Class A-2 Rate shall mean the Initial Accrual Rate plus 0.00%, based on an Actual/360 accrual method.

“Class A-3 Maturity Date” means the April 2017 Distribution Date.

“Class A-3 Noteholder” means a Person in whose name a Class A-3 Note is registered in the Note Register.

“Class A-3 Notes” means the $192,000,000 Floating Rate Class A-3 Student Loan-Backed Notes issued by the Trust pursuant to the Indenture, substantially in the form of Exhibit A-3 thereto.

“Class A-3 Rate” means, for any Accrual Period after the initial Accrual Period, Three-Month LIBOR, as determined on the second Business Day before the beginning of the applicable Accrual Period, plus 0.05%, based on an Actual/360 accrual method.  For the initial Accrual Period, the Class A-3 Rate shall mean the Initial Accrual Rate plus 0.05%, based on an Actual/360 accrual method.

“Class A-4 Maturity Date” means the July  2020 Distribution Date.

“Class A-4 Noteholder” means a Person in whose name a Class A-4 Note is registered in the Note Register.

“Class A-4 Notes” means the $296,000,000 Floating Rate Class A-4 Student Loan-Backed Notes issued by the Trust pursuant to the Indenture, substantially in the form of Exhibit A-4 thereto.

“Class A-4 Rate” means, for any Accrual Period after the initial Accrual Period, Three-Month LIBOR, as determined on the second Business Day before the beginning of the applicable Accrual Period, plus 0.11%, based on an Actual/360 accrual method.  For the initial Accrual Period, the Class A-4 Rate shall mean the Initial Accrual Rate plus 0.11%, based on an Actual/360 accrual method.

“Class A-5 Maturity Date” means the January 2026 Distribution Date.

“Class A-5 Noteholder” means a Person in whose name a Class A-5 Note is registered in the Note Register.

“Class A-5 Notes” means the $395,000,000 Floating Rate Class A-5 Student Loan-Backed Notes issued by the Trust pursuant to the Indenture, substantially in the form of Exhibit A-5 thereto.

“Class A-5 Rate” means, for any Accrual Period after the initial Accrual Period, Three-Month LIBOR, as determined on the second Business Day before the beginning of the applicable Accrual period, plus 0.13%, based on an Actual/360 accrual method.  For the initial Accrual Period, the Class A-5 Rate shall mean the Initial Accrual Rate plus 0.13%, based on an Actual/360 accrual method.

“Class A-6 Maturity Date” means the October  2040 Distribution Date.

“Class A-6 Noteholder” means a Person in whose name a Class A-6 Note is registered in the Note Register.

“Class A-6 Notes” means the $433,000,000 Floating Rate Class A-6 Student Loan-Backed Notes issued by the Trust pursuant to the Indenture, substantially in the form of Exhibit A-6 thereto.

“Class A-6 Rate” means, for any Accrual Period after the initial Accrual Period, Three-Month LIBOR, as determined on the second Business Day before the beginning of the applicable Accrual period, plus 0.19%, based on an Actual/360 accrual method.  For the initial Accrual Period, the Class A-6 Rate shall mean the Initial Accrual Rate plus 0.19%, based on an Actual/360 accrual method.

“Class B Maturity Date” means the October  2040 Distribution Date.

“Class B Note Interest Shortfall” means, with respect to any Distribution Date, (1) the excess of (i) the Class B Noteholders’ Interest Distribution Amount on the preceding Distribution Date over (ii) the amount of interest actually distributed to the Class B Noteholders on such preceding Distribution Date, plus (2) interest on the amount of such excess interest due to the Class B Noteholders, to the extent permitted by law, at the Class B Rate from such preceding Distribution Date to the current Distribution Date.

“Class B Noteholder” means the Person in whose name a Class B Note is registered in the Note Register.

“Class B Noteholders’ Distribution Amount” means, for any Distribution Date, the sum of the Class B Noteholders’ Interest Distribution Amount and the Class B Noteholders’ Principal Distribution Amount for that Distribution Date.

“Class B Noteholders’ Interest Distribution Amount” means, for any Distribution Date, the sum of (1) the amount of interest accrued at the Class B Rate for the related Accrual Period on the Outstanding Amount of the Class B Notes on the immediately preceding Distribution Date(s) (or, in the case of the first Distribution Date, the Closing Date), after giving effect to all principal distributions to Class B Noteholders on that preceding Distribution Date and (2) the Class B Note Interest Shortfall for that Distribution Date.

“Class B Noteholders’ Principal Distribution Amount” means, for any Distribution Date, the Principal Distribution Amount times the Class B Percentage for that Distribution Date; provided that the Class B Noteholders’ Principal Distribution Amount will not exceed the Outstanding Amount of the Class B Notes.  In addition, on the Class B Maturity Date, the principal required to be distributed to the Class B Noteholders will include the amount required to reduce the Outstanding Amount of the Class B Notes to zero.

“Class B Notes” means the $54,000,000 Floating Rate Class B Student Loan-Backed Notes issued by the Trust pursuant to the Indenture, substantially in the form of Exhibit A-7 thereto.

“Class B Percentage” with respect to any Distribution Date, means (1) prior to the Stepdown Date or with respect to any Distribution Date on which a Trigger Event is in effect, zero; and (2) on and after the Stepdown Date and provided that no Trigger Event is in effect, a fraction expressed as a percentage, the numerator of which is the aggregate principal balance of the Class B Notes immediately prior to that Distribution Date and the denominator of which is the Outstanding Amount of the Notes.

“Class B Rate” means, for any Accrual Period after the initial Accrual Period, Three-Month LIBOR, as determined on the second Business Day before the beginning of the applicable Accrual Period, plus 0.30%, based on an Actual/360 accrual method.  For the initial Accrual Period, the Class B Rate shall mean the Initial Accrual Rate plus 0.30%, based on an Actual/360 accrual method.

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to applicable law.  The initial Clearing Agency shall be DTC, and the initial nominee for such Clearing Agency shall be Cede & Co.

“Clearing Agency Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

“Closing Date” means November 29, 2005.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

“Collateral” has the meaning specified in the Granting Clause of the Indenture.

“Collection Account” means the account designated as such, established and maintained pursuant to Section 2.3(a) of the Administration Agreement.

“Collection Period” means, with respect to the first Distribution Date, the period beginning from but excluding the Cutoff Date to and including December 31, 2005, and with respect to each subsequent Distribution Date the Collection Period means the three calendar months immediately following the end of the previous Collection Period.

“Commission” means the Securities and Exchange Commission.

“Consolidation Loan Add-On Period” means the period during which the Trust will be able to purchase Add-On Consolidation Loans with funds on deposit in the Add-On Consolidation Loan Account, beginning on the Closing Date and ending on March 31, 2006.

“Consolidation Loans” means a Loan made pursuant to and in full compliance with Section 428C of the Higher Education Act.

“Contribution Agreement” mean the Contribution Agreement dated as of October 31, 2005, among the Depositor, as transferor, the Trust, as transferee, and Chase Bank USA, National Association, as Interim Eligible Lender Trustee and as Eligible Lender Trustee.

“Controlling Class” means the Class A Notes as long as any Class A Notes are Outstanding; or, upon payment in full of the Class A Notes, the Class B Notes.

“Conveyance Schedule” has the meaning specified in Section 2 of the Contribution Agreement.

“Corporate Trust Office” means (i) with respect to the Indenture Trustee, the principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the Closing Date is located at MAC#9311-161, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: CTS/Asset-Backed Administration, telephone: (612) 667-8058, facsimile: (612) 667-3464 or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders and the Depositor, or the principal corporate trust office of any successor Indenture Trustee (the address of which the successor Indenture Trustee will notify the Noteholders, the Administrator and the Depositor) and (ii) with respect to the Eligible Lender Trustee, the principal corporate trust office of the Eligible Lender Trustee located at 500 Stanton Christiana Road, FL3/OPS4, Newark, Delaware 19713, Attention:  Worldwide Securities Services (telephone: (302) 552-6279; facsimile: (302) 552-6280); or at such other address as the Eligible Lender Trustee may designate by notice to the Depositor, or the principal corporate trust office of any successor Eligible Lender Trustee (the address of which the successor Eligible Lender Trustee will notify the Administrator and the Depositor).

“Cutoff Date” has the meaning specified in Section 2 of each of the Purchase Agreements or the Contribution Agreement, as applicable.

“Default” means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

“Definitive Notes” has the meaning specified in Section 2.10 of the Indenture.

“Delaware Statutory Trust Act” means Chapter 38 of Title 12, Part V of the Delaware Code, entitled “Treatment of Delaware Statutory Trusts.”

“Delivery” when used with respect to Trust Account Property means:

(a)

with respect to bankers’ acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute “instruments” within the meaning of Section 9-102(a)(47) of the UCC and are susceptible of physical delivery, transfer thereof to the Indenture Trustee or its nominee or custodian by physical delivery to the Indenture Trustee or its nominee or custodian endorsed to, or registered in the name of, the Indenture Trustee or its nominee or custodian or endorsed in blank, and, with respect to a certificated security (as defined in Section 8-102(a)(4) of the UCC) transfer thereof (i) by delivery of such certificated security endorsed to, or registered in the name of, the Indenture Trustee or its nominee or custodian or endorsed in blank to a securities intermediary (as defined in Section 8-102(a)(14) of the UCC) and the making by such securities intermediary of entries on its books and records identifying such certificated securities as belonging to the Indenture Trustee or its nominee or custodian and the sending by such securities intermediary of a confirmation of the purchase of such certificated security by the Indenture Trustee or its nominee or custodian, or (ii) by delivery thereof to a “clearing corporation” (as defined in Section 8-102(a)(5) of the UCC) and the making by such clearing corporation of appropriate entries on its books reducing the appropriate securities account of the transferor and increasing the appropriate securities account of a securities intermediary by the amount of such certificated security, the identification by the clearing corporation of the certificated securities for the sole and exclusive account of the securities intermediary, the maintenance of such certificated securities by such clearing corporation or the nominee of either subject to the clearing corporation’s exclusive control, the sending of a confirmation by the securities intermediary of the purchase by the Indenture Trustee or its nominee or custodian of such securities and the making by such securities intermediary of entries on its books and records identifying such certificated securities as belonging to the Indenture Trustee or its nominee or custodian (all of the foregoing, but not including Trust Student Loans, “Physical Property”); and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Trust Account Property to the Indenture Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof;

(b)

with respect to any security issued by the U.S. Treasury, the Government National Mortgage Association, the Federal Home Loan Mortgage Corporation or the Federal National Mortgage Association that is a book-entry security held at a Federal Reserve Bank pursuant to Federal book-entry regulations, the following procedures, all in accordance with applicable law, including applicable Federal regulations and Articles 8 and 9 of the UCC: the crediting of such book-entry security to an appropriate book-entry account of the Indenture Trustee or its nominee or the custodian or securities intermediary at a Federal Reserve Bank, causing the custodian to continuously indicate by book-entry such book-entry security as credited to the relevant book-entry account, the continuous crediting of such book-entry security to a securities account of the custodian at such Federal Reserve Bank and the continuous identification of such book-entry security by the custodian as credited to the appropriate book-entry account; and

(c)

with respect to any item of Trust Account Property that is an uncertificated security under Article 8 of the UCC and that is not governed by clause (b) above, registration on the books and records of the issuer thereof in the name of the securities intermediary, the sending of a confirmation by the securities intermediary of the purchase by the Indenture Trustee or its nominee or custodian of such uncertificated security, the making by such securities intermediary of entries on its books and records identifying such uncertificated certificates as belonging to the Indenture Trustee or its nominee or custodian.

“Department” means the United States Department of Education, an agency of the Federal government.

“Depositor” means Wachovia Education Loan Funding LLC, a Delaware limited liability company, and its successors and assigns, including, for such purpose, a permitted transferee of all of Wachovia Education Loan Funding LLC’s right, title and interest in one of the Excess Distribution Certificates.

“Depository Agreement” means the Note Depository Agreement.

“Determination Date” means, with respect to the Collection Period preceding any Distribution Date, the first Business Day preceding such Distribution Date.

“Distribution Date” means, for any class of Notes the 25th day of each of January, April, July or October, or, if such day is not a Business Day, the immediately following Business Day, commencing January 25, 2006.

“DTC” means The Depository Trust Company.

“Eligible Deposit Account” means either (i) a segregated deposit account over which the Indenture Trustee and the Paying Agent have sole signature authority, maintained with an Eligible Institution meeting the requirements of clause (i) of the definition of the term “Eligible Institution” or (ii) a segregated trust account maintained with the trust department of an Eligible Institution meeting the requirements of clause (ii) of the definition of the term “Eligible Institution”, in each case bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders or the Excess Distribution Certificateholders.

“Eligible Institution” means (i) Wachovia Bank, the corporate trust department of the Indenture Trustee or the corporate trust department of the Eligible Lender Trustee or (ii) any other depository institution organized under the laws of the United States or any State or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States or any State qualified to take deposits and subject to supervision and examination by federal or state banking authorities which at all times has either a long-term unsecured debt rating of at least “Baa3” from Moody’s or a long-term unsecured debt rating, a short-term unsecured debt rating or a certificate of deposit rating acceptable to Moody’s and whose deposits are insured by the Federal Deposit Insurance Corporation; provided, however, that (a) the commercial paper, short-term debt obligations or other short-term deposits of the depository institution described in clause (ii) above must be rated at least “Prime-1” by Moody’s and at least “A-1+” by S&P if deposits are to be held in an account maintained with such depository institution pursuant to this Agreement for fewer than 30 days and (b) the long-term unsecured debt obligations of the depository institution described in clause (ii) above must be rated at least “AA-” by S&P if deposits are to be held in an account maintained with such depository institution pursuant to this Agreement for more than 30 days.

“Eligible Investments” means book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

(a)  direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America, the Government National Mortgage Association, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America; provided that obligations of, or guaranteed by, the Government National Mortgage Association (GNMA), the Federal Home Loan Mortgage Corporation (Freddie Mac) or the Federal National Mortgage Association (Fannie Mae) shall be Eligible Investments only if, at the time of investment, they meet the criteria of each of the Rating Agencies for collateral for securities having ratings equivalent to the respective ratings of the Notes in effect at the Closing Date;

(b)  demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any State (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or state banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in clause (a) above or portion of such obligation for the benefit of the holders of such depository receipts); provided that at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each Distribution Date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof shall have a credit rating from each of the Rating Agencies in the highest investment category granted thereby;

(c)  commercial paper having, at the time of the investment, a rating from each of the Rating Agencies in the highest investment category granted thereby;

(d)  investments in money market funds having a rating from each of the Rating Agencies in the highest investment category granted thereby (including funds for which the Indenture Trustee, the Administrator or the Eligible Lender Trustee or any of their respective Affiliates is investment manager or advisor);

(e)  bankers’ acceptances issued by any depository institution or trust company referred to in clause (b) above;

(f)  repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (b) above;

(g)  asset-backed securities, including asset-backed securities issued by Affiliates, or entities formed by Affiliates, of Wachovia Bank and WEF, but excluding mortgage-backed securities, that at the time of investment have a rating in the highest investment category granted by each of the Rating Agencies, but not at a purchase price in excess of par; and

(h)  any other investment rated in one of the four highest investment categories by a nationally recognized rating agency and such investment would not result in the downgrading or withdrawal of any rating of the Notes by any of the Rating Agencies as affirmed in writing delivered to the Indenture Trustee.

For purposes of the definition of “Eligible Investments”, the phrase “highest investment category” means (i) in the case of Moody’s, “Aaa” for long-term investments (or the equivalent) and “P-1” for short-term investments (or the equivalent) and (ii) in the case of S&P, “AAA” for long-term investments (or the equivalent) and “A-1+” for short-term investments (or the equivalent), provided, however, that, investments in certain short-term debt of issuers rated “A-1” by S&P will be permitted with the following restrictions: (1) the total amount of debt from “A-1” issuers must be limited to the investment of monthly principal and interest payments, Interest Subsidy Payments, Special Allowance Payments and the amount on deposit in the Add-on Consolidation Loan Account. The total amount of “A-1” investments should not represent more than 20% of the Outstanding Amount of the Notes and each investment should not mature beyond 30 days; and (2) investments in “A-1” rated securities are not eligible for the Reserve Account and the Capitalized Interest Account.

“Eligible Lender Trustee” means Chase Bank USA, National Association, a national backing association, not in its individual capacity but solely as Eligible Lender Trustee under the Trust Agreement.  “Eligible Lender Trustee” shall also mean each successor Eligible Lender Trustee as of the qualification of such successor as Eligible Lender Trustee under the Trust Agreement.

“Eligible Loans” has the meaning specified in Section 2 of each of the Purchase Agreements or the Contribution Agreement, as applicable.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“Event of Default” has the meaning specified in Section 5.1 of the Indenture.

“Excess Distribution Certificates” means the certificates, substantially in the form of Exhibit A to the Trust Agreement, evidencing the right to receive payments thereon as set forth in Sections 2.8(m) and 2.9(f) of the Administration Agreement.

“Excess Distribution Certificate Paying Agent” means any paying agent or co-paying agent appointed pursuant to Section 3.3(g) of the Trust Agreement, which paying agent shall initially be the Indenture Trustee.

“Excess Distribution Certificate Register” and “Excess Distribution Certificate Registrar” mean the register mentioned and the registrar appointed pursuant to Section 3.3(c) of the Trust Agreement.

“Excess Distribution Certificateholder” means the person in whose name an Excess Distribution Certificate is registered in the Excess Distribution Certificate Register.

“Exchange Act” means the Securities Exchange Act of 1934.

“Executive Officer” means, with respect to any corporation, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, any Executive Vice President, any Senior Vice President, any Vice President, the Secretary or the Treasurer of such corporation; and with respect to any partnership, any general partner thereof.

“FDIC” means the Federal Deposit Insurance Corporation.

“Federal Funds Rate” means the rate set forth for such day opposite the caption “Federal Funds (effective)” in the weekly statistical release designated H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System.  If such rate is not published in the relevant H.15(519) for any day, the rate for such day shall be the arithmetic mean of the rates for the last transaction in overnight Federal Funds arranged prior to 9:00 a.m. New York City time on that day by each of four leading brokers in such transactions located in New York City selected by the Administrator.  The Federal Funds rate for each Saturday and Sunday and for any other that is not a Business Day shall be the Federal Funds Rate for the preceding Business Day as determined above.

“GLB Regulations” means the provisions of Subtitle A of Title V of the Gramm-Leach-Bliley Act, Pub. L. 106-102, codified at 15 U.S.C. 6801 et seq. and the Joint Banking Agencies’ Privacy of Consumer Financial Information, Final Rule (12 CFR Parts 40, 216, 332 and 573) or the Federal Trade Commission’s Privacy of Consumer Financial Information, Final Rule (16 CFR Part 313), as applicable, issued thereunder from time to time, the “Interagency Guidelines Establishing Information Security Standards”, Final Rule (12 CFR Part 30, Appendix B) or the Federal Trade Commission’s “Standards for Safeguarding Customer Information” (16 CFR Part 314) as applicable, and any further interpretations of such Interagency Guidelines or Standards (including without limitation the “Interagency Guidance on Response Programs for Unauthorized Access to Customer Information and Customer Notice” 70 Fed. Reg. 15736, March 29, 2005).

“Grant” means mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture.  A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Guarantee Agreement” means any agreement between any Guarantor and the Eligible Lender Trustee providing for the payment by the Guarantor of amounts authorized to be paid pursuant to the Higher Education Act to holders of qualifying Student Loans guaranteed in accordance with the Higher Education Act by such Guarantor.

“Guarantee Payment” means any payment made by a Guarantor pursuant to a Guarantee Agreement in respect of a Trust Student Loan.

“Guarantor” means any entity listed on Attachment B (as amended from time to time) to the Purchase Agreements, any Subsequent Transfer Agreement, the Contribution Agreement or any Subsequent Contribution Agreement, as applicable.

“H.15 Daily Update” means the daily update for H.15(519), available through the world wide web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update, or any successor site or publications.

“H.15(519)” means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the United States Federal Reserve System.

“Higher Education Act” means the Higher Education Act of 1965, as amended, together with any rules, regulations and interpretations thereunder.

“Indenture” means the Indenture dated as of November 29, 2005, among the Eligible Lender Trustee on behalf of the Trust, the Trust and the Indenture Trustee.

“Indenture Trust Estate” means all money, instruments, rights and other property that are subject or intended to be subject to the lien and security interest of the Indenture for the benefit of the Noteholders (including all Collateral Granted to the Indenture Trustee), including all proceeds thereof.

“Indenture Trustee” means Wells Fargo Bank, National Association, a national banking association, not in its individual capacity but solely as trustee under the Indenture.

“Independent” means, when used with respect to any specified Person, that the Person (a) is in fact independent of the Trust, any other obligor upon the Notes, the Depositor and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Trust, any such other obligor, the Depositor or any Affiliate of any of the foregoing Persons and (c) is not connected with the Trust, any such other obligor, the Depositor or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, placement agent, trustee, partner, director or person performing similar functions.

“Independent Certificate” means a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1 of the Indenture, made by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of “Independent” in the Indenture and that the signer is Independent within the meaning thereof.

“Index Maturity” means, with respect to any Accrual Period, a period of time equal to One, Two, or Three months, as applicable, commencing on the first day of that Accrual Period.

“Initial Accrual Rate” means for each class of Notes and the Accrual Period commencing on the Closing Date to, but excluding, the first Distribution Date, the rate per annum as determined on the related Determination Date, as follows:

X + 27/32 * (Y - X)

where:

X = One-Month LIBOR, and
Y = Two-Month LIBOR.

“Initial Bill of Sale” has the meaning specified in Section 2 of each of the Purchase Agreements.

“Initial Contribution Agreement” has the meaning specified in Section 2 of the Contribution Agreement.

“Initial Conveyance Schedule” has the meaning specified in Section 2 of the Contribution Agreement.

“Initial Cutoff Date” means the close of business on October 31, 2005.

“Initial Cutoff Date Pool Balance” means, as of the Cutoff Date, $1,776,627,763.40 with respect to the Initial Trust Student Loans.

“Initial Loans” has the meaning specified in each of the Purchase Agreements or the Contribution Agreement, as applicable.

“Initial Pool Balance” means the sum of:  (x) the Initial Cutoff Date Pool Balance and (y) the Add-On Consolidation Loan Account Initial Deposit.

 “Initial Transfer Agreement” has the meaning specified in Section 2 of each of the Purchase Agreements, as applicable.

“Initial Trust Auction Date” has the meaning specified in Section 4.4 of the Indenture.

“Initial Trust Student Loans” means the Trust Student Loans acquired by the Trust on the Closing Date pursuant to the Contribution Agreement.

“Insolvency Event” means, with respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable Federal or State bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, which decree or order remains unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable Federal or State bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

“Interest Subsidy Payments” means payments, designated as such, consisting of interest subsidies by the Department in respect of the Trust Student Loans to the Eligible Lender Trustee on behalf of the Trust in accordance with the Higher Education Act.

“Interim Eligible Lender Trustee” means Chase Bank USA, National Association, a national banking association, not in its individual capacity but solely as interim eligible lender trustee for the benefit of the Depositor under the Interim Trust Agreement.  “Interim Eligible Lender Trustee” shall also mean each successor Interim Eligible Lender Trustee as of the qualification of such successor as Interim Eligible Lender Trustee under the Interim Trust Agreement.

“Interim Trust Agreement” means the Interim Trust Agreement, dated as of October 31, 2005, between the Depositor and the Interim Eligible Lender Trustee.

“Interim Trust Loans” has the meaning set forth in each of the Interim Trust Agreements.

“Investment Earnings” means, with respect to any Distribution Date, the investment earnings (net of losses and investment expenses) on amounts on deposit in the Trust Accounts to be deposited into the Collection Account on or prior to such Distribution Date pursuant to Section 2.3(b) of the Administration Agreement.

“Irish Paying Agent” has the meaning set forth in Section 3.2 of the Indenture.

“Issuer” means the Trust and, for purposes of any provision contained in the Indenture and required by the TIA, each other obligor on the Notes.

“Issuer Order” and “Issuer Request” means a written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

“LIBOR” means One-Month LIBOR, Two-Month LIBOR or Three-Month LIBOR, as applicable.

“LIBOR Determination Date” means, for each Accrual Period, the second Business Day before the beginning of that Accrual Period.

“Lien” means a security interest, lien, charge, pledge, equity or encumbrance of any kind; other than tax liens and any other liens, if any, which attach to the respective Trust Student Loan by operation of law as a result of any act or omission by the related Obligor.

“Liquidated Student Loan” means any defaulted Trust Student Loan liquidated by the Master Servicer (which shall not include any Trust Student Loan on which Guarantee Payments are received) or which the Master Servicer has, after using all reasonable efforts to realize upon such Trust Student Loan, determined to charge off.

“Liquidation Proceeds” means, with respect to any Liquidated Student Loan which became a Liquidated Student Loan during the current Collection Period in accordance with the customary servicing procedures of the Master Servicer or the related sub-servicer, the moneys collected in respect of the liquidation thereof from whatever source during such Collection Period with respect to such Liquidated Student Loan net of the sum of any amounts expended by the Master Servicer or the related sub-servicer in connection with such liquidation and any amounts required by law to be remitted to the Obligor on such Liquidated Student Loan.

“Loan” has the meaning specified in each of the Purchase Agreements or the Contribution Agreement, as applicable.

“Loan Transmittal Summary Forms” has the meaning specified in Section 2 of each of the Purchase Agreements or the Contribution Agreement, as applicable.

“Master Promissory Note” means a “master promissory note” in the form mandated by Section 432(m)(1) of the Higher Education Act, 20 U.S.C. § 1082(m)(1) executed by an Obligor.

“Master Servicer” means Wachovia Education Finance, Inc., in its capacity as master servicer of the Trust Student Loans.

“Master Servicer Default” means an event specified in Section 5.1 of the Master Servicing Agreement.

“Master Servicer’s Report” means any report of the Master Servicer delivered pursuant to Section 3.1(a) of the Administration Agreement, substantially in the form acceptable to the Administrator.

“Master Servicing Agreement” means the Master Servicing Agreement dated as of October 31, 2005, among the Trust, the Eligible Lender Trustee, the Master Servicer, the Administrator and the Indenture Trustee.

“Master Servicing Fee” for any Monthly Payment Date has the meaning specified in Attachment A to the Master Servicing Agreement, and shall include any such fees from prior Monthly Payment Dates that remain unpaid.

“Minimum Purchase Amount” means, with respect to any Distribution Date, an amount equal to the aggregate Principal Balance of the Trust Student Loans plus accrued and unpaid interest thereon; provided, however, that such amount must equal or exceed the amount that would be sufficient to (i) reduce the Outstanding Amount of each class of Notes on such Distribution Date to zero and (ii) pay to the respective Noteholders the Class A Noteholders’ Interest Distribution Amount and the Class B Noteholders’ Interest Distribution Amount payable on such Distribution Date, and (iii) all amounts due to the Master Servicer, the Eligible Lender Trustee, the Indenture Trustee, the Administrator and the Paying Agent on such Distribution Date.

“Monthly Payment Date” means the 25th day of each calendar month or, if such day is not a Business Day, the immediately following Business Day, commencing in December 2005.

“Moody’s” means Moody’s Investors Service, Inc.

“Net Note Proceeds” has the meaning specified in Section 2 of the Contribution Agreement.

“Note Depository Agreement” means the Letter of Representations, dated November 28, 2005 among the Trust, the Eligible Lender Trustee and the Indenture Trustee in favor of DTC.

“Note Final Maturity Date” for a class of Notes means the Class A-1 Maturity Date, the Class A-2 Maturity Date, the Class A-3 Maturity Date, the Class A-4 Maturity Date, the Class A-5 Maturity Date, the Class A-6 Maturity Date or the Class B Maturity Date, as applicable.

“Note Interest Shortfall” means the Class A Note Interest Shortfall, if any, and/or the Class B Note Interest Shortfall, if any, as applicable.

“Note Owner” means, with respect to a Book-Entry Note, the Person who is the owner of such Book-Entry Note, as reflected on the books of the applicable Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

“Note Pool Factor” means, as of the close of business on a Distribution Date, a seven-digit decimal figure equal to the Outstanding Amount of a class of Notes divided by the original Outstanding Amount of such class of Notes.  The Note Pool Factor for each class will be 1.0000000 as of the Closing Date; thereafter, the Note Pool Factor for each class will decline to reflect reductions in the Outstanding Amount of that class of Notes.

“Note Rates” means, with respect to any Accrual Period, the Class A-1 Rate, the Class A-2 Rate, the Class A-3 Rate, the Class A-4 Rate, the Class A-5 Rate, the Class A-6 Rate and the Class B Rate for such Accrual Period, collectively.

“Note Register” and “Note Registrar” have the respective meanings specified in Section 2.4 of the Indenture.

“Noteholder” means either a Class A Noteholder or a Class B Noteholder, as the context requires.

“Notes” means the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class A-5 Notes, the Class A-6 Notes and the Class B Notes, collectively.

“Obligor” on a Trust Student Loan means the borrower or co-borrowers of such Trust Student Loan and any other Person who owes payments in respect of such Trust Student Loan, including the Guarantor thereof and, with respect to any Interest Subsidy Payment or Special Allowance Payment, if any, thereon, the Department.

“Officers’ Certificate” means (i) in the case of the Trust, a certificate signed by any two Authorized Officers of the Eligible Lender Trustee, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1 of the Indenture, and delivered to the Indenture Trustee, and (ii) in the case of the Depositor, the Administrator or the Master Servicer, a certificate signed by any two Authorized Officers of the Depositor, the Administrator or the Master Servicer, as applicable.

“Opinion of Counsel” means (i) with respect to the Trust, one or more written opinions of counsel who may, except as otherwise expressly provided in the Indenture, be employees of or counsel to the Eligible Lender Trustee, the Trust, the Depositor or an Affiliate of the Depositor and who shall be satisfactory to the Indenture Trustee, and which opinion or opinions shall be addressed to the Indenture Trustee as Indenture Trustee, shall comply with any applicable requirements of Section 11.1 of the Indenture and shall be in form and substance satisfactory to the Indenture Trustee, and (ii) with respect to the Depositor, the Administrator or the Master Servicer, one or more written opinions of counsel who may be an employee of or counsel to the Depositor, the Administrator or the Master Servicer, which counsel shall be acceptable to the Indenture Trustee and the Eligible Lender Trustee.

“Origination Fee” means any origination fee payable to the Department by the lender with respect to any Trust Student Loan.

“Outstanding” means, as of any date of determination, all Notes theretofore authenticated and delivered under the Indenture except:

(a) Notes theretofore cancelled by the Note Registrar or delivered to the Note Registrar for cancellation;

(b) Notes for which payment has been made to the applicable Noteholders in reduction of the outstanding principal balance thereof or for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Noteholders thereof (provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture); and

(c) Notes in exchange for or in lieu of other Notes which have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser; provided that in determining whether the Noteholders of the requisite Outstanding Amount of the Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any other Basic Document, Notes owned by the Trust, any other obligor upon the Notes, the Depositor, the Master Servicer, Wachovia Bank, WEF or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of the Indenture Trustee either actually knows to be so owned or has received written notice thereof shall be so disregarded.  Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Trust, any other obligor upon the Notes, the Depositor, the Master Servicer, Wachovia Bank, WEF or any Affiliate of any of the foregoing Persons.

“Outstanding Amount” means, as of any date of determination, the aggregate principal balance of all the Notes or the applicable class or classes of Notes, as the case may be, Outstanding at such date of determination.

“Paying Agent” means Wachovia Bank, National Association or any other Person that is authorized by the Eligible Lender Trustee on behalf of the Trust to make the payments to and distributions from the Collection Account and payments of principal of and interest and any other amounts owing on the Notes on behalf of the Trust.

“Person” means any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, limited liability company, limited liability partnership or government or any agency or political subdivision thereof.

“Physical Property” has the meaning assigned to such terms in the definition of “Delivery” above.

“Pool Balance” for any date means the aggregate principal balance of the Trust Student Loans on that date (including accrued interest that is expected to be capitalized), as such balance has been reduced through such date by:

(a)

all payments received by the Trust through that date from borrowers, the Guarantors and the Department;

(b)

all amounts received by the Trust through that date from (i) repurchases of the Trust Student Loans by WEF or Wachovia Bank, (ii) reacquisitions of the Trust Student Loans by the Depositor or (iii) purchases of the Trust Student Loans by the Master Servicer;

(c)

all Liquidation Proceeds and Realized Losses on the Trust Student Loans liquidated through that date;

(d)

the amount of any adjustments to the outstanding principal balances of the Trust Student Loans that the Master Servicer or each sub-servicer makes under the Master Servicing Agreement or the applicable sub-servicing agreement through that date; and

(e)

the amount by which Guarantor reimbursements of principal on defaulted Trust Student Loans through that date are reduced from 100% to 98%, or other applicable percentage, as required by the risk sharing provisions of the Higher Education Act.

“Predecessor Note” means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.5 of the Indenture and in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

“Principal Balance” means the outstanding principal amount of the Loan, plus interest expected to be capitalized (if any), less amounts which may not be insured (such as late charges).

“Principal Distribution Amount” means with respect to each Distribution Date, the amount by which the sum of the Outstanding Amount of the Notes exceeds the Adjusted Pool Balance for that Distribution Date.

“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.

“Purchase Agreements” means the WEF Purchase Agreement and the Wachovia Bank Purchase Agreement, each dated as of October 31, 2005.

“Purchase Amount” with respect to any Trust Student Loan means the amount required to prepay in full such Trust Student Loan under the terms thereof including all accrued interest thereon.

“Purchase Date” has the meaning specified in Section 2 of each of the Purchase Agreements.

“Purchase Price” has the meaning specified in Section 2 of each of the Purchase Agreements.

“Purchased Loan” has the meaning specified in Section 2 of each of the Purchase Agreements.

“Purchased Student Loan” means a Trust Student Loan which is, as of the close of business on the last day of a Collection Period, purchased by the Master Servicer pursuant to Section 3.5 of the Master Servicing Agreement or reacquired by the Depositor pursuant to Section 6 of the Contribution Agreement, repurchased by WEF or Wachovia Bank pursuant to Section 6 of the related Purchase Agreement or transferred to another eligible lender holding one or more Serial Loans with respect to such Trust Student Loan pursuant to Section 3.11E of the Master Servicing Agreement.

“Rating Agency” means Moody’s or S&P.  If any such organization or successor thereto is no longer in existence, “Rating Agency” with respect to such organization shall be a nationally recognized statistical rating organization or other comparable Person designated by the Administrator, notice of which designation shall be given to the Indenture Trustee, the Eligible Lender Trustee and the Master Servicer.

“Rating Agency Condition” means, with respect to any intended action, that each Rating Agency then rating a class of Notes shall have been given 10 days’ prior written notice thereof and that each such Rating Agency shall have notified the Administrator, the Master Servicer, the Eligible Lender Trustee and the Indenture Trustee in writing that such proposed action will not result in and of itself in the reduction or withdrawal of its then-current rating of any class of Notes.

“Realized Loss” means the excess of the principal balance, including any interest that had been or had been expected to be capitalized, of any Liquidated Student Loan over Liquidation Proceeds for that Liquidated Student Loan to the extent allocable to principal, including any interest that had been or had been expected to be capitalized.

“Record Date” means, with respect to a Distribution Date or Redemption Date and for each class of Notes, the close of business on the day preceding such Distribution Date or Redemption Date.

“Recoveries” means moneys collected from whatever source with respect to any Liquidated Student Loan which was written off in prior Collection Periods net of the sum of any amounts expended by the Master Servicer for the account of any Obligor and any amounts required by law to be remitted to any Obligor.

“Redemption Date” means in the case of a payment to Noteholders pursuant to Section 10.1 of the Indenture, the Distribution Date specified pursuant to Section 10.1 of the Indenture.

“Redemption Price” means an amount equal to the Outstanding Amount of the Notes, plus accrued and unpaid interest thereon at the applicable Note Rates to but excluding the Redemption Date.

“Reference Banks” means four major banks in the London interbank market, as selected by the Administrator.

“Registrar” means the Excess Distribution Certificate Registrar and/or the Note Registrar, as applicable.

“Reserve Account” means the account designated as such, established and maintained pursuant to Section 2.3(a) of the Administration Agreement.

“Reserve Account Initial Deposit” means $4,451,570.

“Responsible Officer” means, with respect to the Indenture Trustee, any officer within the Corporate Trust Office of the Indenture Trustee, including any Vice President, Assistant Vice President, Assistant Treasurer, Assistant Secretary, or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers, with direct responsibility for the administration of the Indenture and the other Basic Documents on behalf of the Indenture Trustee and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“Schedule of Trust Student Loans” means the listing of the Trust Student Loans set forth in Schedule A to the Indenture and the Bill of Sale (which Schedule may be in the form of microfiche).

“Second Trust Auction Date” has the meaning specified in Section 4.4 of the Indenture.

“Secretary” means the United States Secretary of Education or any successor.

“Serial Loan” means an additional student loan other than a Consolidation Loan, which is made to a borrower who is also a borrower under at least one Trust Student Loan.

“Special Allowance Payments” means payments, designated as such, consisting of effective interest subsidies by the Department in respect of the Trust Student Loans to the Eligible Lender Trustee on behalf of the Trust in accordance with the Higher Education Act.

“Specified Reserve Account Balance” means, for any Distribution Date, the greater of:

(a)

0.25% of the Pool Balance and the amount, if any, on deposit in the Add-On Consolidation Loan Account (excluding amounts in such account relating to the April 2006 Distribution Date), each as of the close of business on the last day of the related Collection Period; and

(b)

$2,670,942;

provided that in no event will that balance exceed the Outstanding Amount of the Notes.

“Stafford Loan” means a Trust Student Loan designated as such that is made under the Stafford Loan Program in accordance with the Higher Education Act.

“State” means any one of the 50 States of the United States of America or the District of Columbia.

“Stepdown Date” means the earlier to occur of (i) the October 2011 Distribution Date or (ii) the first date on which no Class A Notes remain Outstanding.

“Student Loan Note” means the promissory note or notes of the Borrower and any amendment thereto evidencing the Borrower’s obligation with regard to a student loan guaranteed under the Higher Education Act or electronic records evidencing the same.

“Student Loans” means education loans to students and parents of students under the Federal Family Education Loan Program.

“Subsequent Bill of Sale” has the meaning specified in Section 2 of each of the Purchase Agreements.

“Subsequent Contribution Agreement” has the meaning specified in Section 2 of the Contribution Agreement.

“Subsequent Conveyance Schedule” has the meaning specified in Section 2 of the Contribution Agreement.

“Subsequent Transfer Agreement” has the meaning specified in Section 2 of each of the Purchase Agreements.

“Subsidized Consolidation Loan” means a Loan for which the interest rate is governed by Section 427A(a) or 427A(d) of the Higher Education Act.

“Substituted Loan” has the meaning specified in specified in Section 2 of each of the Purchase Agreements or the Contribution Agreement, as applicable.

“Successor Administrator” has the meaning specified in Section 3.7(e) of the Indenture.

“Successor Master Servicer” has the meaning specified in Section 3.7(e) of the Indenture.

“Telerate Page 3750” means the display page so designated on the Moneyline Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

“Third Trust Auction Date” has the meaning specified in Section 4.4 of the Indenture.

“Transfer Agreement” has the meaning specified in Section 2 of each of the Purchase Agreements.

“Transfer Date” has the meaning specified in Section 5.2(a) of the Administration Agreement.

“Treasury Regulations” means regulations, including proposed or temporary regulations, promulgated under the Code.  References in any document or instrument to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

“Trigger Event” means, on any Distribution Date while any of the Class A Notes are outstanding, that the Outstanding Amount of the Notes, after giving effect to distributions to be made on that Distribution Date, would exceed the Adjusted Pool Balance for that Distribution Date.

“Trust” means Wachovia Student Loan Trust 2005-1, a Delaware statutory trust established pursuant to the Trust Agreement.

“Trust Account Property” means the Trust Accounts, all cash and investments held from time to time in any Trust Account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise), including the Reserve Account Initial Deposit, the Capitalized Interest Account Initial Deposit, the Add-On Consolidation Loan Account Initial Deposit and all earnings on and proceeds of the foregoing.

“Trust Accounts” has the meaning specified in Section 2.3(b) of the Administration Agreement.

“Trust Agreement” means the short-form trust agreement, dated as of November 2, 2005, between the Depositor and the Eligible Lender Trustee, as amended and restated pursuant to an Amended and Restated Trust Agreement.

“Trust Auction Date” means the Initial Trust Auction Date, the Second Trust Auction Date or the Third Trust Auction Date.

“Trust Estate” means all right, title and interest of the Trust (or the Eligible Lender Trustee on behalf of the Trust) in and to the property and rights sold, transferred and assigned to the Trust pursuant to the Contribution Agreement and any Subsequent Contribution Agreement, all funds on deposit from time to time in the Trust Accounts and all other property of the Trust from time to time, including any rights of the Eligible Lender Trustee and the Trust pursuant to the Trust Agreement, the Administration Agreement and the Master Servicing Agreement.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939 as in force on the date hereof, unless otherwise specifically provided.

“Trust Student Loan” means any student loan that is listed on the Schedule of Trust Student Loans on the Closing Date plus any Substituted Loan that is permissibly substituted for a Trust Student Loan by the Depositor pursuant to Section 6(B) of the Contribution Agreement or pursuant to Section 6(B) of a Subsequent Contribution Agreement, or by the Master Servicer pursuant to Section 3.5 of the Master Servicing Agreement, and shall, for all purposes hereunder, also include any Add-On Consolidation Loan whose principal balance is added to the existing Trust Student Loan during the Consolidation Loan Add-On Period, but shall not include any Purchased Student Loan following receipt by or on behalf of the Trust of the Purchase Amount with respect thereto or any Liquidated Student Loan following receipt by or on behalf of the Trust of Liquidation Proceeds with respect thereto or following such Liquidated Student Loan having otherwise been written off by the Master Servicer.

“Trust Student Loan Files” means the documents specified in Section 2.1 of the Master Servicing Agreement.

“UCC” means, unless the context otherwise requires, the Uniform Commercial Code, as in effect in the relevant jurisdiction, as amended from time to time.

“Unsubsidized Consolidation Loan” means a Loan made pursuant to Section 428H of the Higher Education Act.

“Wachovia Bank” means Wachovia Bank, National Association.

“Wachovia Bank Purchase Agreement” means the Purchase Agreement, dated as of October 31, 2005, among Wachovia Bank, as seller, the Depositor, as purchaser, and the Interim Eligible Lender Trustee, the related Initial Transfer Agreement and each related Subsequent Transfer Agreement entered into thereunder.

“WEF” means Wachovia Education Finance Inc.

“WEF Purchase Agreement” means the Purchase Agreement, dated as of October 31, 2005, among WEF, as seller, the Depositor, as purchaser, and the Interim Eligible Lender Trustee, the related Initial Transfer Agreement and each related Subsequent Transfer Agreement entered into thereunder.

“WELF Holding” means WELF Holding LLC, a Delaware limited liability company wholly owned by Wachovia Bank.